Exhibit 4.4

MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES BY MANAGEMENT

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by the management of TFI International Inc. (the “Corporation”) of proxies to be used at the annual and special meeting of shareholders of the Corporation (the “Meeting”) to be held at the time and place and for the purposes set out in the Notice of Meeting. It is expected that the solicitation will be made primarily by mail. However, officers and employees of the Corporation may also solicit proxies by telephone, telecopier, e-mail or in person. The total cost of solicitation of proxies will be borne by the Corporation. Pursuant to National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy-related materials to certain beneficial owners of the shares. See “Appointment and Revocation of Proxies – Notice to Beneficial Holders of Shares” below.

INTERNET AVAILABILITY OF PROXY MATERIALS

Notice-and-Access

The Corporation has elected to use “notice-and-access” rules (“Notice-and-Access”) under NI 54-101 for distribution of Proxy-Related Materials (as defined below) to shareholders who do not hold shares of the Corporation in their own names (referred to herein as “Beneficial Shareholders”). Notice-and-Access is a set of rules that allows issuers to post electronic versions of Proxy-Related Materials on SEDAR and on one additional website, rather than mailing paper copies. “Proxy-Related Materials” refers to this Circular, the Notice of Meeting, a voting instruction form (“VIF”) and the Corporation’s 2018 annual report containing the Corporation’s annual audited consolidated financial statements for the year ended December 31, 2018 and the related Management’s Discussion and Analysis for the same period.

The use of Notice-and-Access is more environmentally friendly as it helps reduce paper use. It also reduces the Corporation’s printing and mailing costs. Beneficial Shareholders may obtain further information about Notice-and-Access by contacting Broadridge Financial Solutions, Inc. (“Broadridge”) toll free at 1-855-887-2244.

The Corporation is not using Notice-and-Access for delivery to shareholders who hold their shares directly in their respective names (referred to herein as “Registered Shareholders”). Registered Shareholders will receive paper copies of the Proxy-Related Materials via prepaid mail.

Websites Where Proxy-Related Materials are Posted

The Proxy-Related Materials are available on the Corporation’s website at www.tfiintl.com and under the Corporation’s profile on SEDAR at www.sedar.com. All shareholders are reminded to review the Proxy-Related Materials before voting.

Notice Package

Although the Proxy-Related Materials have been posted on-line as noted above, Beneficial Shareholders will receive paper copies of a notice package (“Notice Package”) via prepaid mail containing information prescribed by NI 54-101 such as: the date, time and location of the Meeting, the website addresses where the Proxy-Related Materials are posted, a VIF, and supplemental mail list return card for Beneficial Shareholders to request they be included in the Corporation’s supplementary mailing list for receipt of the Corporation’s interim financial statements for the 2019 fiscal year.

How to Obtain Paper Copies of Proxy-Related Materials

Beneficial Shareholders may obtain paper copies of the Proxy-Related Materials free of charge by contacting Broadridge toll free at 1-877-907-7643. Any request for paper copies which are required in advance of the Meeting should be sent so that the request is received by the Corporation by April 12, 2019 in order to allow sufficient time for Beneficial Shareholders to receive their paper copies and to return their VIF by its due date.

APPOINTMENT AND REVOCATION OF PROXIES

Appointment of Proxy

A shareholder who is unable to attend the Meeting in person is requested to complete and sign the enclosed form of proxy and to deliver it to Computershare (i) by mail or hand delivery to Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, or (ii) by facsimile to 416-263-9524 or 1-866-249-7775. A shareholder may also vote using the internet at www.investorvote.com or by telephone at 1-866-732-8683. In order to be valid and acted upon at the Meeting, the form of proxy must be received no later than 5:00 p.m. (eastern time) on April 18, 2019 or be deposited with the Secretary of the Corporation before the commencement of the Meeting or any adjournment thereof.

The document appointing a proxy must be in writing and executed by a registered shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

A shareholder submitting a form of proxy has the right to appoint a person (who need not be a shareholder) to represent him or her at the Meeting other than the persons designated in the form of proxy furnished by the Corporation. To exercise that right, the name of the shareholder’s appointee should be legibly printed in the blank space provided. In addition, the shareholder should notify the appointee of the appointment, obtain his or her consent to act as appointee and instruct the appointee on how the shareholder’s shares are to be voted.

Shareholders who are not registered shareholders should refer to “Notice to Beneficial Holders of Shares” below.

Revocation of Proxy

A shareholder who has submitted a form of proxy as directed hereunder may revoke it at any time prior to the exercise thereof. If a person who has given a proxy personally attends the Meeting at which that proxy is to be voted, that person may revoke the proxy and vote in person. In addition to the revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney or authorized agent and deposited with Computershare at any time up to 5:00 p.m. (eastern time) on April 18, 2019 (i) by mail or by hand delivery to Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, or (ii) by facsimile to 416-263-9524 or 1-866-249-7775, or deposited with the Secretary of the Corporation before the commencement of the Meeting, or any adjournment thereof, and upon either of those deposits, the proxy will be revoked.

Notice to Beneficial Holders of Shares

The information set out in this section is of significant importance to many shareholders, as a substantial number of shareholders are Beneficial Shareholders who do not hold shares of the Corporation in their own names. Beneficial Shareholders should note that only proxies deposited by Registered Shareholders (shareholders whose names appear on the records of the Corporation as the registered holders of shares) can be recognized and acted upon at the Meeting or any adjournment(s) thereof. If shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder’s name on the records of the Corporation. Those shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of those shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Shares held by brokers or their nominees can be voted (for or against resolutions or withheld from voting) only upon the instructions of the Beneficial Shareholder. Without specific instructions, the broker/nominees are prohibited from voting shares for their clients. Subject to the following discussion in relation to NOBOs (as defined below), the Corporation does not know for whose benefit the shares of the Corporation registered in the name of CDS & Co., a broker or another nominee, are held.

There are two categories of Beneficial Shareholders under applicable securities regulations for purposes of dissemination to Beneficial Shareholders of Proxy-Related Materials and other security holder materials and requests for voting instructions from such Beneficial Shareholders. Non-objecting beneficial owners (“NOBOs”) are Beneficial Shareholders who have advised their intermediary (such as brokers or other nominees) that they do not object to their intermediary disclosing ownership information to the Corporation, consisting of their name, address, e-mail address, securities holdings and preferred language of communication. Securities legislation restricts the use of that information to matters strictly relating to the affairs of the Corporation. Objecting beneficial owners (“OBOs”) are Beneficial Shareholders who have advised their intermediary that they object to their intermediary disclosing such ownership information to the Corporation.

NI 54-101 permits the Corporation, in its discretion, to obtain a list of its NOBOs from intermediaries and use such NOBO list for the purpose of distributing the Notice Package directly to, and seeking voting instructions directly from, such NOBOs. As a result, the Corporation is entitled to deliver the Notice Package to Beneficial Shareholders in two manners: (a) directly to NOBOs and indirectly through intermediaries to all OBOs; or (b) indirectly to all Beneficial Shareholders through intermediaries. In accordance with the requirements of NI 54-101, the Corporation is sending the Notice Package indirectly through intermediaries to all Beneficial Shareholders. The cost of the delivery of the Meeting Materials by intermediaries to Beneficial Shareholders will be borne by the Corporation.

Applicable securities regulations require intermediaries, on receipt of Meeting Materials that seek voting instructions from Beneficial Shareholders indirectly, to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings on Form 54-101F7. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the Meeting or any adjournment(s) thereof. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered shareholders; however, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. Beneficial Shareholders who wish to appear in person and vote at the Meeting should be appointed as their own representatives at the Meeting in accordance with the directions of their intermediaries and Form 54-101F7. Beneficial Shareholders can also write the name of someone else whom they wish to appoint to attend the Meeting and vote on their behalf. Unless prohibited by law, the person whose name is written in the space provided in Form 54-101F7 will have full authority to present matters to the Meeting and vote on all matters that are presented at the Meeting, even if those matters are not set out in Form 54-101F7 or this Circular.

The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge typically mails a VIF in lieu of a form of proxy. Beneficial Shareholders are requested to complete and return the VIF to Broadridge by mail or facsimile. Alternatively, Beneficial Shareholders can call a toll-free telephone number to vote the shares held by them or access Broadridge’s dedicated voting website at www.proxyvote.com to deliver their voting instructions. Broadridge will then provide aggregate voting instructions to the Corporation’s transfer agent and registrar, which will tabulate the results and provide appropriate instructions respecting the voting of shares to be represented at the Meeting or any adjournment(s) thereof.

EXERCISE OF DISCRETION BY PROXIES

Common shares represented by properly-executed proxies in favour of the persons designated in the enclosed form of proxy, in the absence of any direction to the contrary, will be voted for the: (i) election of each of the directors of the Corporation; (ii) appointment of the auditor of the Corporation; (iii) resolution in the form annexed as Schedule A to the Circular, ratifying, confirming and approving the 2019 Stock Option Plan of the Corporation; and (iv) resolution in the form annexed as Schedule B to the Circular, confirming an amendment to By-Law No. 1 of the Corporation deleting Section 7 thereof pertaining to a mandatory retirement age for directors, as stated under such headings in this Circular. Instructions with respect to voting will be respected by the persons designated in the enclosed form of proxy. With respect to amendments or variations to matters identified in the Notice of Meeting and other matters which may properly come before the Meeting, such common shares will be voted by the persons so designated in their discretion. At the time of preparing this Circular, management of the Corporation knows of no such amendments, variations or other matters.

VOTING SHARES

As of the close of business on March 14, 2019, there were 85,302,849 common shares of the Corporation issued and outstanding. Each common share entitles the holder thereof to one vote. The Corporation has fixed March 14, 2019 as the record date (the “Record Date”) for the purpose of determining shareholders entitled to receive notice of the Meeting.

Pursuant to the Canada Business Corporations Act, the Corporation is required to prepare, no later than ten days after the Record Date, an alphabetical list of shareholders entitled to vote as of the Record Date that shows the number of common shares held by each shareholder. A shareholder whose name appears on the list referred to above is entitled to vote the common shares shown opposite its name at the Meeting. The list of shareholders is available for inspection during usual business hours at the office of the Corporation’s transfer agent: Computershare, 1500 Boulevard Robert-Bourassa, 7th floor, Montréal, Québec H3A 3S8 and on the day of the Meeting.

SHAREHOLDERS HOLDING MORE THAN 10% OF THE SHARES

As at March 14, 2019, to the best knowledge of the Corporation, no shareholder beneficially owned or exercised control or direction over, directly or indirectly, more than 10% of the issued and outstanding common shares of the Corporation.

ELECTION OF DIRECTORS OF THE CORPORATION

The Board of Directors currently consists of ten directors. Unless otherwise specified, the persons named in the enclosed form of proxy intend to vote for the election of the ten nominees whose names are set out in the section “Board of Directors Renewal and Director Selection – Nominees for Election as Director” below. Each director will hold office until the next annual meeting of shareholders or until the election of his or her successor, unless the director’s office is earlier vacated in accordance with the by-laws of the Corporation.

BOARD OF DIRECTORS RENEWAL AND DIRECTOR SELECTION

Last year’s results

At last year’s annual meeting of shareholders of the Corporation, held on April 25, 2018, all candidates proposed as directors were duly elected to the Board of Directors of the Corporation by a majority of the votes cast by shareholders present or represented by proxy at the annual meeting, as follows:

Name	For		Withheld
	Number	%	Number	%
Scott Arves	47,619,418	83.55	9,377,510	16.45
Alain Bédard	55,910,850	98.09	1,086,078	1.91
André Bérard	54,503,841	95.63	2,493,087	4.37
Lucien Bouchard	56,831,060	99.71	165,868	0.29
Richard Guay	54,550,942	95.71	2,445,986	4.29
Debra Kelly-Ennis	56,943,665	99.91	53,263	0.09
Neil Donald Manning	55,970,834	98.20	1,026,094	1.80
Arun Nayar	56,939,726	99.90	57,202	0.10
Joey Saputo	53,644,675	94.12	3,352,253	5.88

Nominees for Election as Director

The following tables set out information about each of the ten nominees for election as director. This information includes, for each nominee, a summary of his or her career profile, residency, age, independence status, areas of expertise, current position with the Corporation, the names of other public companies on whose boards/committees the nominee currently serves, the total number of securities of the Corporation held by the nominee, and whether the nominee is in compliance with the Corporation’s minimum share ownership policy for directors. The information as to securities of the Corporation beneficially owned or over which the nominees exercise control or direction is not within the knowledge of the Corporation and has been furnished by the respective nominees individually. It includes Deferred Share Units (“DSUs”) for directors as well as Restricted Share Units (“RSUs”) and stock options for the Chairman, President and Chief Executive Officer.

The Corporation restricts the number of public-company boards on which a director may serve to four, including that of the Corporation. The Corporation also expects each director to devote sufficient time to carrying out his or her duties effectively. Each director also commits to serve on the Corporation’s Board of Directors for an extended period of time.

Palm Beach Gardens, FL, USA Current position with the Corporation: Director Director since: 2018 Age: 60 Independent

Leslie Abi-Karam

Leslie Abi-Karam is the former EVP and President of Pitney Bowes, a leader in customer communications management. Mrs. Abi-Karam held a wide variety of leadership positions in Pitney Bowes’ Global Technology businesses and built both its e-commerce and software businesses. She also served on the board of Pentair, Inc., a $4B industrial company, and as a member of its audit committee. Currently Mrs. Abi-Karam serves as an adviser to private equity firms and start-ups in the technology space.

Principal occupation(1): Independent Adviser and Corporate Director

Areas of Expertise: e-Commerce Software/SaSS Operations Financial services

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors	n/a	n/a

Securities Held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance with directors’ minimum shareholding policy
December 31, 2018	Nil	1,812	1,812	63,963(2)	In progress(3)

(1)	Other than as may be set out above, Mrs. Abi-Karam has held this occupation for the last five years.
(2)	Value calculated based on the closing price of the Corporation’s common shares on the Toronto Stock Exchange (“TSX”) on December 31, 2018 ($35.30).
(3)	Mrs. Abi-Karam was appointed as a director on July 26, 2018 and consequently has until July 26, 2022 to comply with the minimum share ownership requirement.

Jupiter, Florida, USA Current position with the Corporation: Director, Chairman of the Board of Directors, President and Chief Executive Officer Director since(1): 1993 Age: 65 Non-Independent

Alain Bédard, FCPA, FCA

Alain Bédard is a graduate in Accounting and Finance from the Université de Sherbrooke, and began his career at KPMG in 1975. He rose to become a senior auditor within three years while obtaining his C.A. and CMA. Subsequently he served as a Controller in the forest products sector before joining Saputo in 1984 where he progressed through the ranks to become its Vice-President Finance. In 1996 he assumed management of a regional trucking firm which eventually became TFI International Inc.

From the outset, Mr. Bédard introduced a bold strategic plan of expansion, based on specific criteria including profitability, market penetration and geographic expansion. He has built a strong management team and has empowered them to ensure the Corporation’s philosophy of decentralization.

Through a series of acquisitions and strategic investments across Canada and the United States, Mr. Bédard has created a powerful, diversified trucking and logistics network. TFI International continually studies acquisition opportunities to further strengthen its network.

The creation of shareholder value is an on-going focus and a key priority for Mr. Bédard.

Mr. Bédard’s community activities include participation in a range of humanitarian causes and support for foundations active in health and higher education. Mr. Bédard was awarded the title of Fellow by the Quebec CPA Order in February 2011.

Principal occupation(2): President and Chief Executive Officer of the Corporation.

Areas of Expertise: Finance Accounting Manufacturing / Operations

Board/Committee Memberships	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors (Chairman)	n/a	n/a

Stock Options Held
Date Granted	Number	Exercise Price	Total Unexercised	Value of Unexercised Options Granted (3)
July 31, 2009	922,000	$6.32	450,000	$13,041,000	Total market value: $48,653,438
July 29, 2010	496,800	$9.46	496,800	$12,837,312
July 26, 2012	418,600	$16.46	365,000	$6,876,600
July 25, 2013	376,200	$20.18	376,200	$5,688,144
July 24, 2014	172,560	$25.14	172,560	$1,753,210
July 23, 2015	335,356	$24.93	335,356	$3,477,642
July 21, 2016	361,803	$24.64	361,803	$3,856,820
February 16, 2017	118,288	$35.02	118,288	$32,872
February 20, 2018	202,655	$29.92	202,655	$1,089,838

Securities Held
As at	Common Shares		DSUs		RSUs		Total # of Securities	Total Market Value of Securities	Compliance with directors’ minimum shareholding policy
December 31, 2018	#	4,281,627	#	17,715	#	50,034	4,349,376	$153,532,973(3)	Yes
		$151,141,433		$625,350		$1,766,213
December 31, 2017	#	4,188,759	#	17,311	#	68,732	4,274,802	$140,469,994(4)	Yes
		$137,642,621		$568,839		$2,258,533

(1)	Of the Corporation or its predecessors.
(2)	Mr. Bédard has held this occupation for the last five years.
(3)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(4)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 29, 2017 ($32.86).

Montreal, Québec, Canada Current position with the Corporation: Lead Director Director since(1): 2003 Age: 78 Independent

André Bérard

André Bérard retired as Chief Executive Officer of the National Bank of Canada in January 2002 and as the Bank’s Chairman of the Board in March 2004, following more than 40 years with the Bank.

Principal occupation(2): Corporate Director.

Areas of Expertise: Accounting Finance Human Resources / Compensation Manufacturing / Operations

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors (Lead Director) Human Resources & Compensation Committee (Member) Corporate Governance and Nominating Committee (Member)	BMTC Group Inc.	Audit Committee Management Resources and Compensation Committee

Securities Held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance with directors’ minimum shareholding policy
December 31, 2018	53,200	98,827	152,027	$5,366,553(3)	Yes
December 31, 2017	53,200	91,962	145,162	$4,770,023(4)	Yes

(1)	Of the Corporation or its predecessors.
(2)	Mr. Bérard has held this occupation for the last five years.
(3)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(4)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 29, 2017 ($32.86).

Montreal, Québec, Canada Current position with the Corporation: Director Director since(1): 2007 Age: 80 Independent

Lucien Bouchard, LL.L.

Lucien Bouchard is a Partner with the law firm Davies Ward Phillips & Vineberg LLP, where he practices corporate and commercial law, is a negotiator and mediator for significant commercial and labour disputes, and advises major corporations on strategy and policy. He was Premier of Québec from 1996 to 2001, and prior thereto successively served in the Federal Cabinet as Secretary of State and Minister of the Environment and was Leader of the Opposition in the House of Commons. Prior to his political career, Mr. Bouchard was Canada’s Ambassador to France from 1985 to 1988. Mr. Bouchard is also Chairman of the Board of the Montreal Symphony Orchestra.

Principal occupation(2): Partner – Davies Ward Phillips & Vineberg LLP (law firm).

Areas of Expertise: Legal / Governance Environment Consulting Finance

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors Corporate Governance and Nominating Committee (Member)	BMTC Group Inc.	Human Resources and Corporate Governance Committee

Securities Held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance with directors’ minimum shareholding policy
December 31, 2018	Nil	61,577	61,577	$2,173,668(3)	Yes
December 31, 2017	Nil	57,197	57,197	$1,879,493(4)	Yes

(1)	Of the Corporation or its predecessors.
(2)	Mr. Bouchard has held this occupation for the last five years.
(3)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(4)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 29, 2017 ($32.86).

Shefford, Québec, Canada Current position with the Corporation: Director Director since: 2018 Age: 58 Independent

Diane Giard

Diane Giard retired as Executive Vice President of the National Bank of Canada in 2018. Before joining the National Bank of Canada, she held different management positions at Scotia Bank. She has been ranked among the Top 25 in Quebec’s financial industry seven times, and was named one of Canada’s Most Powerful Women by the Women’s Executive Network in 2014 and 2015.

Principal occupation(1): Consultant and Corporate Director.

Areas of Expertise: Finance Marketing & Sales Accounting

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors	Bombardier Inc.	Chair of the Audit Committee

Securities Held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance with directors’ minimum shareholding policy
December 31, 2018	Nil	805	805	$28,417(2)	In progress(3)

(1)	Other than as may be set out above, Mrs. Giard has held this occupation for the last five years.
(2)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(3)	Mrs. Giard was appointed as a director on October 22, 2018 and consequently has until October 22, 2022 to comply with the minimum share ownership requirement.

Pointe-Claire, Québec, Canada Current position with the Corporation: Director Director since(1): 2004 Age: 68 Independent

Richard Guay

Richard Guay was Senior Executive Vice-President of the Laurentian Bank of Canada until his retirement in 2003. Before joining the Laurentian Bank, Mr. Guay was President and CEO of La Financière Coopérants and also held different executive positions with the National Bank of Canada. After retiring from the Laurentian Bank, Mr. Guay was involved with the Melior group, an owner and manager of senior residences, as an executive and consultant until June 2010.

Mr. Guay is a director of Cogir Apartments REIT, and Chair of the credit committees of Centria Capital Construction Fund, L.P., Centria Capital Development Fund, L.P and Centria Capital Business Evolution Fund, L.P. as well as a member of the credit committee of Fonds CII-ITC Centria Capital S.E.C. and of Stonebridge Infrastructure Debt Fund.

Principal occupation(2): Consultant and Corporate Director.

Areas of Expertise: Finance Accounting Consulting Human Resources / Compensation

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors Human Resources and Compensation Committee (Chairman) Audit Committee (Member)	n/a	n/a

Securities Held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance with directors’ minimum shareholding policy
December 31, 2018	9,204	44,835	54,039	$1,907,577(3)	Yes
December 31, 2017	11,304	42,100	53,404	$1,754,855(4)	Yes

(1)	Of the Corporation or its predecessors.
(2)	Mr. Guay has held this occupation for the last five years.
(3)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(4)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 29, 2017 ($32.86).

Palm Beach Gardens, FL, USA Current position with the Corporation: Director Director since: 2017 Age: 62 Independent

Debra Kelly-Ennis

Debra Kelly-Ennis is the former President and CEO of Diageo Canada and serves on the Board of Directors of Carnival Corporation & plc (Risk - Health, Environmental, Safety and Security Committee), the world’s largest travel and leisure company at over $16B in revenue (since 2012) and Altria Group, Inc. (Innovation, Governance and Audit Committees), parent company for Philip Morris USA, John Middleton US, Smokeless Tobacco Company and Ste. Michele Wines, with revenues over $25B (since 2013).

Earlier, she held executive leadership positions with General Motors Corporation, Gerber Foods Company, RJR/Nabisco, Inc. and The Coca-Cola Company Foods Division.

Principal occupation(1): Consultant and Corporate Director

Areas of Expertise: Finance / Risk Management Legal/Governance Sales/Marketing General Management

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors Audit Committee (Member)	Carnival Corporation & plc Altria Group, Inc.	Risk - Health, Environmental, Safety and Security Committee Innovation, Governance Committee Audit Committee

Securities Held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance with directors’ minimum shareholding policy
December 31, 2018	Nil	6,643	6,643	$234,498(2)	In progress(4)
December 31, 2017	Nil	2,416	2,416	79,390(3)	In progress(4)

(1)	Other than as may be set out above, Mrs. Kelly-Ennis has held this occupation for the last five years.
(2)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(3)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 29, 2017 ($32.86).
(4)	Mrs. Kelly-Ennis was appointed as a director on May 29, 2017 and consequently has until May 29, 2021 to comply with the minimum share ownership requirement.

Victoria, B.C., Canada Current position with the Corporation: Director Director since: 2013 Age: 73 Independent

Neil Donald Manning

Neil Donald Manning is Chairman of Coleridge Holdings Limited and is a Corporate Director. From 2002 to 2012 he was President and Chief Executive Officer of Wajax Corporation, an industrial products distributor selling and servicing a complete range of equipment, industrial components and power systems to customers in a wide range of industries.

Principal occupation(1): Corporate Director

Areas of Expertise: Distribution Marketing / Sales Human Resources / Compensation

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors Corporate Governance and Nominating Committee (Chairman)	n/a	n/a

Securities Held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance with directors’ minimum shareholding policy
December 31, 2018	16,000	25,474	41,474	$1,464,032(2)	Yes
December 31, 2017	16,000	21,707	37,707	$1,239,052(3)	Yes

(1)	Mr. Manning has held this occupation for the last five years.
(2)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(3)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 29, 2017 ($32.86).

New York, NY, USA Current position with the Corporation: Director Director since: 2018 Age: 68 Independent

Arun Nayar

Arun Nayar retired in 2015 as Executive Vice President and Chief Financial Officer at Tyco International PLC, a provider of security products. He also held other highly-diverse leadership positions including Chief Financial Officer of Global Operations at PepsiCo Inc. and President of ABB Financial Services Inc., a wholly-owned subsidiary of ABB Ltd.

Since 2015, Mr. Nayar has been an independent member of the board of Bemis Company, a global supplier of flexible packaging and since 2016, Chairman of its Audit Committee. Since 2016, he has also been a Senior Advisor at BC Partners, a pan-European and North American private equity firm and at McKinsey & Company, a global management consulting firm.

Principal occupation(1): Consultant and Corporate Director

Areas of Expertise: Accounting Finance Governance Risk Management

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Audit Committee (chairman)	Bemis Company Rite Aid Inc.	Audit Committee (Chairman) Audit Committee and Executive Committee

Securities Held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance with directors’ minimum shareholding policy
December 31, 2018	Nil	3,034	3,034	$107,100(2)	In progress (3)

(1)	Other than as may be set out above, Mr. Nayar has held this occupation for the last five years.
(2)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(3)	Mr. Nayar was first elected as a director on April 25, 2018 and consequently has until April 25, 2022 to comply with the minimum share ownership requirement.

Montreal, Québec, Canada Current position with the Corporation: Director Director since(1): 1996 Age: 54 Independent

Joey Saputo

Joey Saputo is President of Free2Be Holdings Inc., a private holding company. He has held a variety of positions within Saputo Inc. and Jolina Capital Inc. since 1985. Until recently, Mr. Saputo was the President of the Montreal Impact, a professional soccer team he helped form in 1993, and Stade Saputo, a soccer-specific stadium built in Montreal in 2008.

Principal occupation(2): Chairman of the Montreal Impact and Stade Saputo (sports and entertainment), chairman of Bologna FC1909 and President of Arbec Forest Products Inc.

Areas of Expertise: Marketing / Sales Human Resources / Compensation Entertainment

Board/Committee Memberships with the Corporation	Other Public Companies Currently Serving
	Directorships	Committees
Board of Directors Human Resources and Compensation Committee (Member)	n/a	n/a

Securities held
As at	Common Shares	DSUs	Total Shares and DSUs	Total Market Value of Shares and DSUs	Compliance
December 31, 2018	207,746	45,318	253,064	$8,933,159(3)	Yes
December 31, 2017	207,746	41,350	249,096	$8,185,294(4)	Yes

(1)	Of the Corporation or its predecessors.
(2)	Mr. Saputo has held this occupation for the last five years.
(3)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(4)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 29, 2017 ($32.86).

To the knowledge of the Corporation, none of the foregoing nominees for election as a director:

(a)	is, or within the last ten years has been, a director, chief executive officer or chief financial officer of any company that:

(i)

was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under applicable securities legislation, and which in all cases was in effect for a period of more than 30 consecutive days (an “Order”), which Order was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer of such company; or

(ii)

was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer of such company; or

(b)

is, or within the last ten years has been, a director or executive officer of any company that, while the proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)

has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets, with the exception of Richard Guay, who sat as a representative of Investissement Québec on the Board of Directors of Trimag G.P. Inc., the general partner of Trimag, S.E.C., a limited partnership which filed for protection under the Companies’ Creditors Arrangement Act (Canada) in April 2009. In September 2009, the partnership entered into a plan of arrangement with its creditors, which was implemented. Mr. Guay was also the Executive Vice-President of Groupe Melior Inc. until October 2009. Groupe Melior Inc. filed a Notice of Intention on April 1, 2010 and filed an assignment in bankruptcy on July 13, 2010.

To the knowledge of the Corporation, none of the foregoing nominees for election as a director has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Majority Voting Policy

The Board of Directors has adopted a policy to the effect that, in an uncontested election of directors, any nominee who receives a greater number of “withheld” votes than “for” votes will be considered to have not received the support of the shareholders of the Corporation and will be expected to immediately submit his or her resignation to the Board of Directors, such resignation to take effect upon acceptance, as the case may be, by the Board of Directors. Upon receipt of such resignation, the Chairman of the Board of Directors will meet with the Corporate Governance and Nominating Committee (“CGNC”) with a view to making a recommendation to the Board of Directors. The Board of Directors will make its decision within 90 days from the date of resignation. A director who submits his or her resignation pursuant to this policy will not participate in any deliberations of the Board of Directors or CGNC with respect to the resignation. If the Board of Directors accepts the director’s resignation, it may, subject to applicable corporate law: (i) leave the resulting vacant position on the Board of Directors unfilled until the next meeting of shareholders of the Corporation, (ii) fill the vacant position through the appointment of a new director whom the Board of Directors considers merits the confidence of the shareholders of the Corporation, or (iii) call a special meeting of shareholders at which a management nominee will be proposed to fill the vacant position. Alternatively, the Board of Directors may decide to not accept the resignation.

Board and Committee Attendance

During the 2018 fiscal year, there were five meetings of the Board of Directors, two meetings of the Human Resources and Compensation Committee (“HRCC”), four meetings of the CGNC and five meetings of the Audit Committee. Directors are expected to attend all regularly-scheduled meetings. During 2018, all current directors attended all regularly-scheduled meetings with the exception of Richard Guay, who was absent from one Board meeting and one Audit Committee meeting. Attendance of the members of the Board of Directors at meetings held during 2018 is set out in the table below:

Director	Number and % of meetings attended(1)
	Board		Audit Committee		Human Resources & Compensation Committee		Corporate Governance & Nominating Committee		Committees (Total)	Overall Attendance
	Member	Attendance	Member	Attendance	Member	Attendance	Member	Attendance
Leslie Abi-Karam(2)	Ö	3/3 (100%)								3/3 (100%)
Scott Arves(3)	Ö	1/2 (50%)					Ö	1/2 (50%)	1/2 (50%)	2/4 (50%)
Alain Bédard	Chair	5/5 (100%)								5/5 (100%)
André Bérard	Ö	5/5 (100%)	Ö(4)	3/3 (100%)	Ö	2/2 (100%)	Ö	4/4 (100%)	9/9 (100%)	14/14 (100%)
Lucien Bouchard	Ö	5/5 (100%)					Ö	4/4 (100%)	4/4 (100%)	9/9 (100%)
Diane Giard(5)	Ö	2/2 (100%)								2/2 (100%)
Richard Guay(6)	Ö	4/5 (80%)	Ö	4/5 (80%)	Chair	2/2 (100%)			6/7 (85%)	10/12 (83%)
Debra Kelly-Ennis	Ö	5/5 (100%)	Ö	5/5 (100%)					5/5 (100%)	10/10 (100%)
Neil D. Manning	Ö	5/5 (100%)					Chair	4/4 (100%)	4/4 (100%)	9/9 (100%)
Arun Nayar(7)	Ö	4/4 (100%)	Chair	3/3 (100%)					3/3 (100%)	7/7 (100%)
Joey Saputo	Ö	5/5 (100%)			Ö	2/2 (100%)			2/2 (100%)	7/7 (100%)

(1)	Regular and special meetings.
(2)	Leslie Abi-Karam was appointed as a director on July 26, 2018.
(3)	Scott Arves retired from the Board of Directors on June 14, 2018.
(4)	André Bérard was an interim member of the Audit Committee until September 30, 2018.
(5)	Diane Giard was appointed as a director on October 22, 2018.
(6)	Richard Guay served as interim chair of the Audit Committee until October 22, 2018.
(7)	Arun Nayar was elected as a director on April 25, 2018 and was appointed as chair of the Audit Committee on October 22, 2018.

The independent members of the Board of Directors meet at every Board meeting without non-independent members of the Board of Directors or members of management present. In 2018, the independent members of the Board of Directors held five such in camera meetings.

Director Tenure

The following chart sets out the tenure of the members of the Board of Directors as of December 31, 2018:

The average tenure of the members of the Board of Directors is 9.4 years.

Director Independence

The following table sets out the independence status of the directors, as defined in National Instrument 52-110 Audit Committees, as at the date of this Circular:

Independence Status
Director	Independent	Reason for non-independence
Leslie Abi-Karam	Yes
Alain Bédard	No	President and Chief Executive Officer of the Corporation
André Bérard	Yes
Lucien Bouchard	Yes
Diane Giard	Yes
Richard Guay	Yes
Debra Kelly-Ennis	Yes
Neil D. Manning	Yes
Arun Nayar	Yes
Joey Saputo	Yes

Directors’ Skills Matrix

In order to meet the Corporation’s needs in terms of directors’ competencies and expertise, the CGNC has developed a skills matrix survey based on knowledge areas and types of expertise. The results of such matrix are compiled and serve to determine any needs for educating the directors under the Corporation’s New Director Training and Development Program, as more specifically detailed on page 49 – Orientation and continuing Education.

The Board of Directors also takes into consideration the nominees’ independence, qualifications, financial acumen and business judgment and the dynamics of the Board of Directors. This skill matrix is reviewed regularly and is updated as may be required. The survey is taken by each director every two years and the results help the CGNC to identify any gaps to be addressed in the director nomination process.

The following table sets out the range of skills the Board of Directors perceives to be most important and indicates the extent to which they are met by current Board members:

Directors	Finance / Risk Management	Accounting	Legal / Governance	Human Resources / Compensation	Marketing / Sales	Transport / Operations	IT
Leslie Abi-Karam	Ö			Ö		Ö	Ö
Alain Bédard	Ö	Ö				Ö
André Bérard	Ö	Ö		Ö
Lucien Bouchard	Ö		Ö
Diane Giard	Ö	Ö			Ö
Richard Guay	Ö	Ö		Ö
Debra Kelly-Ennis	Ö		Ö		Ö
Neil D. Manning	Ö			Ö	Ö
Arun Nayar	Ö			Ö
Joey Saputo	Ö			Ö	Ö	Ö

Board Diversity Policy

The CGNC considers potential candidates from time to time, with the support of an executive recruiting firm with which it discusses the Board’s needs in term of competencies and expertise.

The CGNC encourages Board diversity, including with respect to background, business experience, professional expertise, personal skills, geographic background and gender. Prior to nominating a new director for election or appointment, the President and Chief Executive Officer, along with the Chairman of the CGNC and the Lead Director, meet with the candidate to discuss his or her interest and willingness to serve on the Board of Directors, potential conflicts of interest, and his or her ability to devote sufficient time and energy to the Board of Directors.

The Corporation adopted a Board Diversity Policy that promotes the inclusion of different perspectives and ideas, mitigates against groupthink and ensures that the Corporation has the opportunity to benefit from all available talent. The promotion of a diverse Board makes prudent business sense and makes for better corporate governance.

The Corporation seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of expertise, experience, skills and backgrounds. The skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Corporation operates. For purposes of Board composition, diversity includes, but is not limited to, business experience, geography, age, gender, and ethnicity and aboriginal status. In particular, the Board should include an appropriate number of women directors.

The Corporation is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination. When assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Corporation will consider candidates on merit against objective criteria having due regard to the benefits of diversity and the needs of the Board.

Any search firm engaged to assist the Board or a committee of the Board in identifying candidates for appointment to the Board will be specifically directed to include diverse candidates generally, and multiple women candidates in particular.

Annually, the Board or a committee of the Board will review this policy and assess its effectiveness in promoting a diverse Board which includes an appropriate number of women directors.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

1.0	Compensation Governance

1.1	Human Resources and Compensation Committee

In 2018, the HRCC was composed of Richard Guay (Chair), André Bérard and Joey Saputo. No member of the HRCC is an officer, executive or employee of the Corporation or of a subsidiary of the Corporation. All members of the HRCC are independent within the meaning of National Instrument 52-110 Audit Committees.

The mandate of the HRCC consists of monitoring the performance assessment, succession planning and compensation of the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the three next most highly-compensated executive officers of the Corporation and its subsidiaries (collectively, the “Named Executive Officers” or “NEOs”) and reviewing human-resources practices generally. Other responsibilities include: (i) appointing the executive officers of the Corporation upon recommendation of the CEO; (ii) reviewing the performance evaluations of the NEOs; (iii) recommending the NEOs’ compensation levels to the Board of Directors; and (iv) retaining consulting services of outside experts for advice on executive compensation matters.

1.2	The HRCC’s Role Regarding Compensation

The HRCC monitors and assesses the performance of the NEOs and determines compensation levels on an annual basis. In its assessment of the annual compensation of the NEOs, the HRCC takes into consideration the median compensation paid by other Canadian and American companies of comparable size and the absolute and relative performance of the Corporation relative to such other companies. In addition, the HRCC takes into account other relevant factors such as pension benefits and costs. During the 2018 financial year, the HRCC held two (2) in camera sessions without members of management present at which the HRCC discussed, among other things, the compensation of the President and CEO.

The following table sets out the respective roles of the HRCC and management with regards to compensation decisions:

Compensation decisions	HRCC	Management
Philosophy and policy	● Work with management to develop compensation philosophy and policy and review, approve and adopt the philosophy and policy.	● Develop, recommend and implement compensation philosophy and policy. ● Monitor actual practice to ensure consistency with philosophy and policy and propose changes as appropriate.
Plan design

●  Review, approve and adopt plan objectives, plan type, eligibility, vesting provisions (including performance conditions) and other provisions such as change of control, death, disability, termination with/without cause, resignation, etc.

● Work with HRCC to develop plan design. ● Implement plan design.
Performance targets	● Review, approve and adopt the Corporation’s performance targets. ● Receive division-level performance targets for information.	● CEO recommends the Corporation’s performance targets for Board of Directors’ approval. ● CEO cross-calibrates and approves division-level performance targets.
Performance evaluations	● Conduct CEO performance evaluation. ● Receive performance evaluation information for succession planning purposes.	● Conduct performance evaluations for direct reports and inform the HRCC for succession planning purposes.
Individual salary increases and incentive awards	● Approve compensation for NEOs and long-term incentive eligible groups.	● CEO recommends compensation for NEOs and all long-term incentive eligible groups to the HRCC for approval.

The members of the HRCC have experience in executive compensation either as officers or directors of public companies. The Board of Directors considers that the members of the HRCC together have the knowledge, the experience and the right profile in order to fulfill the HRCC mandate. As of December 31, 2018, none of the HRCC members was CEO of a public company.

The following table sets out the HRCC members, their experience in executive compensation and their competencies and experience in compensation policies and practices decision making:

Committee members	Independent	Direct experience in executive compensation	Competencies and experience in compensation policies and practices decision- making
Richard Guay	Yes	Ö	Ö
André Bérard	Yes	Ö	Ö
Joey Saputo	Yes	Ö	Ö

1.3	Compensation Consultant

The HRCC has the authority to retain independent consultants to advise the HRCC on compensation policy issues.

During the 2016, 2017 and 2018 financial years, Willis Towers Watson (“WTW”) was retained by the HRCC to review the compensation of executive positions and other matters relating to executive compensation.

The HRCC is not required to pre-approve other services that WTW or its affiliates provide to the Corporation at the request of management.

Executive Compensation and Succession Planning-Related Fees

(a)	Executive Compensation and Succession Planning-Related Fees

“Executive Compensation and Succession Planning-Related Fees” consist of fees for professional services billed by each consultant or advisor, or any of its affiliates, that are related to determining compensation and succession planning for any of the Corporation’s directors and/or executive officers. WTW billed the Corporation $165,251 in Executive Compensation and Succession Planning-Related Fees in the fiscal year 2016, $70,429 in 2017 and $221,718 in 2018.

(b)	All Other Fees

“All Other Fees” consist of fees for services that are billed by each consultant or advisor mentioned above and which are not reported under “Executive Compensation and Succession Planning-Related Fees”. No other work was performed by WTW for the Corporation during the fiscal years 2016 and 2017. WTW billed the Corporation $11,198 in “All Other Fees” in the fiscal year 2018.

Because of the policies and procedures that the HRCC and WTW have established, the HRCC is confident that the advice it receives from any individual executive compensation consultant is objective and not influenced by WTW’s or its affiliates’ relationships with the Corporation.

1.4	Managing Compensation Risk

The Corporation’s compensation policies and practices encourage behaviour which aligns with the long-term interests of the Corporation and its shareholders. The HRCC ensures that the policies, practices and plans respect applicable laws and continuously seeks improvement in compensation risk management monitoring. In fiscal 2018, the HRCC conducted their annual review of the Corporation’s compensation program, policies and practices based on several criteria such as the governance of the plans, the nature and mix of performance measures, the weighting of the compensation elelemnts within the pay mix and the goal-setting process. Further to this review, the HRCC was satisfied that there are no risks arising from the Corporation’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Corporation.

1.5	Clawback Policy

The Corporation adopted a clawback policy with effect from January 1, 2015. This policy is designed to set the guidelines for recovery of performance-based compensation of senior executives of the Corporation, including NEOs, in the event that, after the effective date, (i) the financial statements of the Corporation are restated as the direct or indirect result of fraud or illegal misconduct on the part of one or more executives, and (ii) the amount of any performance-based compensation paid to any such executive for the year(s) in question would have been lower had it been calculated based on such restated financial statements for the year(s) in question. See “Corporate Governance - Ethical Business Conduct” below.

1.6	Anti-Hedging Policy

The Corporation adopted an anti-hedging policy with effect from January 1, 2015. The policy prohibits directors and other senior executives of the Corporation from using derivatives or other financial instruments to retain legal ownership of their shares in the Corporation while reducing their exposure to changes in the Corporation’s share price. See “Corporate Governance - Ethical Business Conduct” below.

1.7.	Succession Planning

The Board of Directors of the Corporation has the mandate to review and support the succession plan for its senior officers and to ensure that actions are taken to manage leadership and talent risk. Since 2014, successor identification efforts have been carried out and individual career plans drafted, resulting in many candidates moving into senior management positions (executive level). The Board closely tracks the development of key talent at the Corporation, including planning for emergency replacements and contingencies.

In 2018, the Board reviewed the high-potential and succession candidates for all business unit executive positions and members of the Executive Committee, in Canada and the United States. More than 20 candidates underwent an exhaustive evaluation, consisting of interviews, psychometric tests, examination of strengths and areas for improvement, risk profiles, etc. Each evaluation included a development plan to prepare the candidates to take on leading roles (executive level) over a time frame from six months to five years. The results of the psychometric tests were shared with each candidate, and various coaching and development targets were identified and discussed during the sessions. Individual profiles, along with a consolidated analysis of the entire succession cohort, have given the Board a broad appreciation of the leadership culture, business behaviours and key competencies that have been leveraged to respond to its various markets. The process not only engaged the senior management team in a structured process to develop its talent but also provided information to the Board to allow it to play an active role in advancing succession at the Corporation.

In 2019, the succession plan for the CEO will be the subject of even more specific measures to successfully complete the entire succession plan. The Board will be both the conductor and the architect of this part of the process.

2.0	Determining Compensation

2.1	Compensation Philosophy and Program Objectives

Compensation is designed to attract, motivate and retain high-performing senior executives. The compensation program is intended to reward overall operational performance and surplus cash creation and is closely linked to corporate performance (a pay-for-performance philosophy). The compensation program aligns the executives’ interests with those of the Corporation’s shareholders by providing them with equity-based incentive plans and the opportunity for total compensation that is competitive with the compensation received by executives employed by a group of comparable companies.

2.2	Benchmarking Practices and Positioning

The Corporation’s compensation philosophy for the President and CEO is to position base salary, total target cash compensation (base salary and target short-term incentives) and total target direct compensation (total target cash compensation and long-term incentives) at the upper quartile of the Corporation’s comparator group. This target positioning is intended to reflect the President and CEO’s role as founder of the Corporation. For the other NEOs, the Corporation’s target positioning is to align base salary, total target cash compensation and total target direct compensation at the median of the market, with the possibility to reach the upper quartile for strong performance.

The composition of the comparator group is reviewed periodically by the HRCC, to ensure its continued relevance. In 2018, WTW was mandated by the Board to conduct a thorough executive benchmarking review and provide market data for benchmarking aggregate total direct compensation and each individual element. As a result of this review, the comparator group has been updated and is comprised of Canadian and American companies of similar size to the Corporation from various industries to reflect the scope of the executive roles, as well as other Canadian and American companies with which the Corporation competes for executive talent within the same industry.

The comparator group is comprised of five Canadian companies and twelve American companies listed below, with annual revenues between $1 billion and $16 billion (median revenues are in line with those of the Corporation) and also meeting one or more of the following criteria:

●	Operating in one of the following sectors:
–	transportation/supply management
–	large distribution network (e.g. retail/trade or consumer products)
–	industrial/utilities
●	Autonomous
●	Publicly traded
●	Entrepreneurial culture
●	Growth by acquisitions

Revenue size is considered relevant in selecting comparators given the correlation between pay levels and company size. The industry sector is considered relevant in selecting comparators, as the Corporation competes directly with these organizations for customers, revenue, executive talent and capital. The nature of the organization (i.e., autonomous, publicly traded, entrepreneurial, growth by acquisitions) is considered relevant as an indicator of the level of complexity, job scope and responsibility associated with senior executive positions.

The updated comparator group is comprised of the following companies:

● Old Dominion Freight Line, Inc.	● Saia, Inc.
● Knight-Swift Transportation Holdings Inc.	● Schneider National Inc.
● JB Hunt Transport Services, Inc.	● YRC Worldwide Inc.
● ArcBest Corporation	● Canadian National Railway Company
● Landstar System, Inc.	● Werner Enterprises, Inc.
● C.H. Robinson Worldwide, Inc.	● Expeditors International of Washington, Inc.
● XPO Logistics, Inc.	● Canadian Pacific Railway Limited
● Air Canada	● Finning International Inc.
● Westjet Airlines Ltd.

The median revenues of the comparator group is $5.34B versus the Corporation’s revenues of $5.12B and the median market cap is $4.35B versus the Corporation’s $3.04B.

2.3	Compensation Elements

The Corporation’s executive compensation program is structured so as to have three main components: base salary, short-term incentives (bonuses), and long-term incentives, including stock options and performance contingent restricted share units (“PCRSUs”). The following table sets out the Corporation’s plans by component of compensation and discusses how each component relates to the Corporation’s overall executive compensation objective.

Compensation element	Form	Performance period	Objective
Base Salary	Cash	Annual

Immediate cash incentive for the Corporation’s executive officers; should be at levels competitive with the comparator group that competes with the Corporation for business opportunities and executive talent.

Ensure internal equity and competitiveness.

Short-term incentive plan	Cash based on performance	Annual

Encourage and reward performance over the financial year compared to predefined goals and objectives and reflect progress toward company-wide performance objectives and personal objectives.

Reflect a pay-for-performance philosophy (corporate, business unit and individual performance).

Long-term incentive plan	Stock options (50%)	7-year option term(1) 10-year option term(2)

Ensure that the executive officers are motivated to achieve long-term growth of the Corporation and continuing increases in shareholder value and provide capital accumulation linked directly to the Corporation’s performance.

75% of both long-term incentive plans are subject to performance conditions at the date of grant or award. The other 25% is time-based.

	PCRSUs (50%)	34-month cliff vesting(3)
Pension plans	Pension plan (defined benefits, defined contribution or RRSP)	Ongoing	Attract and retain highly-qualified executives by providing market-competitive benefits for income security in retirement.
Health and other benefits and perquisites	Health, dental, life, disability insurance plans Car allowance	Ongoing	Attract and retain healthy and high-performing executives by providing market-competitive benefits and perquisites.

(1)	All grants after fiscal year 2010.
(2)	All grants before fiscal year 2011.
(3)	All grants after fiscal year 2016.

The variable components of the Corporation’s executive compensation program are designed to closely link the compensation of the Corporation’s NEOs, senior executives and management employees with the performance of the Corporation and its subsidiaries (a pay-for-performance philosophy).

2.3.1	Base Salary

In approving the base salary of the NEOs, including the President and CEO, the HRCC takes into consideration the salaries paid to senior executives of other Canadian and American companies holding positions of similar importance, scope and complexity. The HRCC reviews the base salary of each NEO on a regular basis so that it may recommend to the Board of Directors that appropriate adjustments be made thereto in order to ensure that the salaries of the Corporation’s NEOs remain competitive as per the compensation program objectives.

2.3.2	Short-Term Incentive Plan

NEOs and other senior executives of a group or division within the Corporation are eligible to receive an annual bonus under a short-term incentive plan (“STIP”). The STIP provides an opportunity to receive an annual cash payment based on the degree of achievement of objectives set by the Board of Directors upon recommendation by the HRCC. The objectives of the STIP are to reward achievement based on the Corporation’s financial performance and strengthen the link between pay and performance.

The following table sets out the performance weightings and the potential STIP payouts as a percentage of base salary for the NEOs in 2018:

Name	Target payout as a percentage of base salary	Financial objectives(1)		Individual / Non- financial strategic objectives
		Performance indicator	Weighting	Weighting
Alain Bédard	200%	Revenues, Operating Earnings, EBITDA, EBITDAR and Cash flow(2)	80%(3)	20%(4)
Gregory W. Rumble	75%	Operating Earnings of the Corporation	80%	20%
Rick Hashie	70%	Business Unit Operating Earnings	80%	20%
Brian Kohut	75%	Business Unit Operating Earnings	80%	20%
Robert McGonigal	70%	Business Unit Operating Earnings	80%	20%

(1)	A minimum performance threshold of 80% is required to receive a STIP payout under the financial objectives.
(2)	Performance indicators for the CEO are based on corporate financial measures.
(3)	Weighting for financial objectives performance indicators is 16% for each respective criterion, for a total of 80%.
(4)	The CEO has two non-financial strategic objectives and weighting for each objective is 10%, for a total of 20%.

For the CEO, Alain Bédard, the 2018 STIP is based 80% on financial objectives of the Corporation and 20% on non-financial strategic objectives. In order to be eligible to receive any payout under the 2018 STIP in respect of the financial-objectives component, a minimum performance threshold of 80% of the budgeted Revenues/Operating Earnings/Earnings before interest, taxes, depreciation and amortization (“EBITDA”)/Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”)/Cash flow measures is required.

For the CFO, Gregory W. Rumble (since retired), 80% of the 2018 STIP is based on Operating Earnings of the Corporation and 20% on individual objectives. For other NEOs, 80% of the 2018 STIP is based on attainment of budgeted Operating Earnings in their respective business units and 20% is based on individual objectives.

The Board of Directors, upon recommendation by the HRCC, may modify actual STIP awards either upwards or downwards taking into consideration exceptional circumstances as deemed appropriate. The overall mix of financial objectives reflects the Corporation’s balanced focus on top-line growth as well as bottom-line profitability. As well, for other NEOs, the STIP performance indicators recognize the importance of the strong entrepreneurial culture and the autonomy of each entity within the Corporation.

For the 2018 fiscal year, the HRCC approved the payment of an aggregate of $5,502,907 under the STIP for the NEOs, of which $3,057,889 was in USD. The aggregate amount is in Canadian dollars and the US portion was converted to Canadian dollars based on the average Bank of Canada daily exchange rate for 2018 (1.00 USD = 1.2957 CAD).

Target performance goals in 2018

The following table sets out the impact of the Corporation’s financial performance on the compensation earned by the NEOs during fiscal year 2018.

Chief Executive Officer (“CEO”)

Corporate metrics	Target objectives in $000’s(3)	Achievement in 2018(4)
Revenues(1)	4,326,547	The Corporation met 101.68% of its target Revenues objectives
EBITDAR	749,454	The Corporation met 110.44% of its target EBITDAR objectives
EBITDA	600,525	The Corporation met 113.93% of its target EBITDA objectives
Operating Earnings	342,559	The Corporation met 123.92% of its target Operating Earnings objectives
Cash flow(2)	428,728	The Corporation met 119.60% of its target Cash flow objectives

(1)	Revenues before fuel surcharge.
(2)	Net cash from operating activities before net change in non-cash operating working capital.
(3)	CEO is eligible for over-achievement as at least 95% of each objective was attained.
(4)	Results exclude significant acquisitions.

For the CEO, the following non-financial objectives were also identified and measured in 2018:

Objectives	Achievement in 2018

Identify acquisition opportunities and when acquired and integrated, accomplish financial and non-financial objectives and/or develop a strategy to enhance shareholder value by reengineering the applicable business segments to ensure they are best structured.

The objectives were met at 100%

Develop a compelling vision for an organizational effectiveness that will build a strong team of highly-experienced operators that will capitalize on the capabilities of the Corporation to respond to a turbulent economic environment.

The objectives were met at 100%

CFO

(Corporate)

Corporate metrics	Target objectives in $000’s	Achievement in 2018(1)
Operating Earnings	342,559	The Corporation met 123.92% of its target Operating Earnings objectives(2)
(1)	Results exclude significant acquisitions.
(2)	The CFO’s 2018 STIP payout was at 125%.

Other NEOs

NEOs	Metrics	Target Objectives in $000’s	Main segment of activity(1)	Achievement in 2018
Rick Hashie	Operating Earnings	42,349	Less-Than-Truckload and Package & Courier	Objectives met at 125%(2)
Brian Kohut	Operating Earnings	76,382	Package & Courier	Objectives met at 125%(3)
Robert McGonigal	Operating Earnings	18,948	Less-Than-Truckload and Specialized Truckload	Objectives met at 125%(4)
(1)	These are the main segments of activities of the respective NEOs. However, not all divisions within a segment of activity are within the scope of the respective NEOs.
(2)	Rick Hashie is eligible for over-achievement performance payment on financial criteria. The 2018 STIP financial objectives payout was at 125%.
(3)	Brian Kohut is eligible for over-achievement performance payment on financial criteria. The 2018 STIP financial objectives payout was at 125%.
(4)	Robert McGonigal is eligible for over-achievement performance payment on financial criteria. The 2018 STIP financial objectives payout was at 125%.

2.3.3	Long-Term Incentive Plans

Long-Term Incentive Policy

The Corporation’s long-term incentive philosophy is to provide executives with long-term compensation that aligns their interests with those of shareholders. Besides the link with the long-term performance of the stock, the long-term incentive plans are also subject to rigorous performance hurdles that further ensures that pay is aligned with performance. The following table summarizes our long-term Incentive policy in this regard:

Long-Term Incentive Vehicle	Weighting of Total LTIP	Performance-bases long-term incentives		Non-performance-based long-term incentives
		Weighting	Range of performance	Weighting
Stock Options	50%	75%	0%-133%	25%
PCRSUs	50%	75%	0%-133%	25%
Total	100%	75%	0%-133%	25%

Performance-based long-term incentives

As mentioned above a large portion (75%) of our long-term incentives are subject to performance conditions. The performance hurdle is applied at grant date and subjects grant levels to an EBIT condition. The performance grid that determines the level of grant of performance-based long-term incentives for various levels of attainment of EBIT is detailed in the following table:

Performance-based Stock Options and PCRSUs granted by level of performance
Level of attainment of EBIT objective in relation to target	Percentage of Stock Options and PCRSUs granted or awarded in relation to target grant or award
Below 80%	0%
Between 80% and 90%	Between 46.67% and 86.67%
Between 90% and 100%	Between 86.67% and 100%
Between 100% and 110%	Between 100% and 113.33%
Above 110%	133.33%

Time-based long-term incentives

Time-based long-term incentives represent 25% of total long-term incentives and are principally granted or awarded for retention purposes.

Determination of grant and award sizes for 2018

The following table sets out the level of attainment of the performance measure for purposes of the 2018 grant:

Financial Indicators	Target Objective in $000’s(1)	Achievement in $000’s	Performance-based long-term incentives			Time-based long-term incentives
			Weighting	Level of attainment of target	Percentage of LTI to be granted or awarded as percentage of target	Weighting	Granted or awarded as percentage of target
EBIT(2)	363,161 (3)	302,779	75%	83.37%	60.2%	25%	100%

(1)	The financial objective was measured over a reference from January 1, 2018 to December 31, 2018.
(2)	Significant acquisitions were not included.
(3)	Weighting for target objective is based 100% on EBIT.

The following table sets out the guideline LTI award, the target number of options and/or PCRSUs that can be granted or awarded and the number of actual stock options granted and PCRSUs awarded to NEOs under the 2018 grant - Reference period: January 1, 2018 to December 31, 2018.

Name	Guideline LTI award (% of base salary)	Target grant of options (#)(1) (50% of the guideline)	Actual option grant (#)(2)(4)	Target award of PCRSUs award (#)(1) (50% of the guideline)	Actual Award of PCRSUs (#)(3)
Alain Bédard	200%	289,011	202,655	43,947	30,816
Gregory W. Rumble	90%	59,341	41,610	9,023	6,327
Rick Hashie	70%	24,464	17,154	3,720	2,609
Brian Kohut	90%	42,033	29,474	6,392	4,482
Robert McGonigal	70%	23,571	16,528	3,584	2,513

(1)	Target number of stock options and PCRSUs that can be awarded in 2018 if the target financial objective is fully met.
(2)	Option grant size =	Average Base Salary X LTI guideline level X 50% X Performance Factor
Reference grant price X Black-Scholes valuation ratio
(3)	PCRSU award size =	Average Base Salary X LTI guideline level X 50% X Performance Factor
Reference grant price
(4)

For the 2018 stock option grants, a Black-Scholes valuation ratio of 15.2% and a reference grant price of $29.92 were used. The reference grant price is based on the volume weighted average trading price of the common shares of the Corporation on the TSX for the last five days on which the shares traded on the TSX immediately prior to the day on which the option is granted.

Determination of grant and award sizes for previous years

Year	Target Objective in $000’s	Achievement in $000’s	Performance-based long-term incentives			Time-based long-term incentives
			Weighting	Level of attainment of target	Percentage of LTI to be granted or awarded as percentage of target	Weighting	Granted or awarded as percentage of target
2017(1)	$152,261	$145,729	75%	95.71%	94.3%	25%	100%
2016	$311,840	$285,697	75%	91.62%	88.8%	25%	100%
2015	$295,377	$290,767	75%	98.4%	97.9%	25%	100%
2014	$254,719	$219,506	75%	86.2%	71.5%	25%	100%

(1)	The financial objective was measured over a reference from July 1, 2016 to December 31, 2016 – 6 months.

Performance Contingent Restricted Share Units

On July 24, 2014, the Board of Directors established the Performance Contingent Restricted Share Unit Plan for officers and employees of the Corporation and its subsidiaries (the “PCRSU Plan”). The PCRSU Plan was amended by the Board of Directors on July 1, 2014 and was amended effective on January 1, 2016, December 8, 2016 and December 23, 2016, respectively. The following is a description the current features of the PCRSU Plan:

(a)	the Board of Directors of the Corporation may from time-to-time by resolution award PCRSUs to officers and/or employees of the Corporation and its subsidiaries;

(b)

following the December 8, 2016 amendment, PCRSUs vest on the “Payment Date”, defined as approximately 34 months following the “Award Date” for grants after fiscal year 2016; in the month of December of the second preceding calendar year, following the Award Date of such Award;

(c)

during the term of a PCRSU, in the event that the Corporation declares and pays a cash dividend on its common shares, PCRSU participants shall be entitled to receive “Dividend Equivalents” in the form of additional PCRSUs; the Corporation shall credit to a PCRSU participant, in respect of each PCRSU held by such participant, an additional fraction of a PCRSU calculated by dividing the per share amount of the cash dividend by the volume weighted average trading price of the Corporation’s shares for the five trading days preceding the date on which the dividend is paid by the Corporation; such additional fractions of PCRSUs vest on the “Payment Date” for the Award on which they have been credited;

(d)	PCRSUs awarded under the PCRSU Plan are not transferable other than by will or by the laws of succession of the domicile of a deceased PCRSU participant;

(e)	no PCRSU awarded under the PCRSU Plan can be pledged, charged, transferred, assigned or otherwise encumbered or disposed of, on pain of nullity;

(f)	if a PCRSU participant takes normal retirement (as defined in the PCRSU Plan), such Participant shall continue benefiting from his or her rights thereunder until the Payment Date;

(g)

if a PCRSU participant’s employment with the Corporation is terminated for cause or the participant resigns from his/her employment, any PCRSU not vested prior to the time of delivery by the Corporation to such PCRSU participant of a letter of termination of employment with the Corporation shall immediately lapse and become null and void upon such delivery;

(h)

upon a PCRSU participant’s employment or office with the Corporation terminating or ending by reason of involuntary termination without cause, death, disability or early retirement (as defined in the PCRSU Plan), the PCRSUs held by the participant shall be adjusted proportionally to the number of days worked during the period that begins on the date of the award set out in the Notice of Award and which ends of the applicable Deemed Date of Termination, by multiplying the number of PCRSUs held by the Participant by a fraction, the numerator of which is the number of days elapsed from the date of the award to the Deemed Date of Termination and the denominator of which is equal to the number of days representing the full vesting period for the Grant. The resulting number of adjusted PCRSUs shall be the number of PCRSUs that shall be redeemed on the applicable Deemed Date of Termination and all other PCRSUs become null and void;

(i)	PCRSUs awarded pursuant to the PCRSU Plan are redeemed in “stock bought in the open market” less required statutory deductions;

(j)

in the event of any reorganization, change in the number of issued and outstanding shares by reason of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, an equitable adjustment shall be made by the HRCC, by adjusting (i) the kind of shares deliverable under the Plan, (ii) the number and/or kind of shares underlying outstanding PCRSUs, (iii) the factors and manner in which the settlement amount of a PCRSU is to be determined, or (iv) any other term or condition of the PCRSUs. Such adjustment shall be final and binding on all parties;

(k)

if within twelve months of a change of control, (i) a participant’s employment with the Corporation is terminated without cause; or (ii) a participant voluntarily terminates his or her employment following a change in the participant’s position, conditions or location of employment, or responsibilities, then in such event all of the participant’s unvested PCRSUs shall vest on the last day of active employment of the participant, notwithstanding the provisions of paragraphs (f), (g), (h) and (i) above. The redemption price of each PCRSU shall correspond to the volume weighted average price for the five trading days preceding such last day of active employment and the Corporation shall make payment to the participant in accordance with the rules of the PCRSU Plan, as adjusted. However, if a participant maintains employment in a position equivalent to the position he or she held before the change of control, the vesting of the PCRSUs shall follow its normal course in accordance with the PCRSU Plan; and

(l)

the Board of Directors of the Corporation may make the following types of amendments to the PCRSU Plan without seeking approval from the shareholders of the Corporation: (i) amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of curing any ambiguity, error or omission in the PCRSU Plan or to correct or supplement any provision of the PCRSU Plan that is inconsistent with any other provision of the PCRSU Plan; (ii) amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX); (iii) amendments necessary in order for PCRSUs to qualify for favourable treatment under applicable taxation laws; (iv) amendments respecting administration of the PCRSU Plan; (v) any amendment to the “vesting” provisions of the PCRSU Plan or any PCRSU; (vi) any amendment to the early termination provisions of the PCRSU Plan or any PCRSU, whether or not such PCRSU is held by an “insider” of the Corporation, provided such amendment does not entail an extension beyond the original expiry date; (vii) the addition or modification of the redemption feature, payable in shares of the Corporation bought in the market; (viii) amendments necessary to suspend or terminate the PCRSU Plan; and (ix) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

2019 Stock Option Plan

On February 26, 2019, the Board of Directors of the Corporation established the 2019 Stock Option Plan for officers and employees of the Corporation and its subsidiaries (the “2019 Plan”) in that there was no further capacity to grant stock options under the 2012 Stock Option Plan of the Corporation (the “2012 Plan”). At the Meeting, shareholders will be asked to approve the 2019 Plan. See “Ratification, Confirmation and Approval of 2019 Stock Option Plan” below. If approved by shareholders at the Meeting, the 2019 Plan will replace the 2012 Plan, in that no further stock options will be granted under the 2012 Plan. The 2012 Plan will continue to apply to the options currently outstanding thereunder and such options may continue to be exercised in accordance with the 2012 Plan. The following is a description of certain features of the 2019 Plan, as required by the TSX:

(a)

the Board of Directors of the Corporation may from time-to-time by resolution grant options to purchase common shares to officers and/or employees of the Corporation and its subsidiaries, provided that the total number of shares to be issued under the 2019 Plan does not exceed the number set out in paragraph (b) below. Options may be granted by the Corporation only pursuant to resolutions of the Board of Directors;

(b)

the maximum number of common shares that can be issued upon the exercise of options granted under the 2019 Plan is 5,000,000, representing 5.8% of the issued and outstanding shares of the Corporation as of the close of business on December 31, 2018;

(c)

no option may be granted under the 2019 Plan to any optionee unless the aggregate number of common shares: (i) issued to “insiders” within any one-year period; and (ii) issuable to “insiders” at any time, under the 2019 Plan, or when combined with all of the Corporation’s other security-based compensation arrangements, could not exceed 10% of the total number of issued and outstanding common shares of the Corporation. For the purpose of the 2019 Plan, the term “insider” means “reporting insiders” as defined in National Instrument – 55-104 Insider Reporting Requirements and Exemptions;

(d)

no single person can hold at any time options covering more than 5% of the number of issued and outstanding shares of the Corporation from time-to-time. In addition, it will not be permitted to issue to an “insider” or to any associate of an “insider”, within a one-year period, upon the exercise of options granted pursuant to the 2019 Plan, a number of shares exceeding 5% of the number of issued and outstanding shares of the Corporation from time-to-time;

(e)

the exercise price of options granted under the 2019 Plan is fixed by the Board of Directors at the time of the grant of the options, but cannot be less than the volume weighted average trading price of the common shares of the Corporation on the TSX for the last five days on which the common shares traded on the TSX immediately prior to the day on which the option is granted;

(f)

the maximum period during which an option may be exercised is seven years from the date on which it is granted, subject to the condition that if an option is to expire during a period when the optionee is prohibited by the Corporation from trading in the shares of the Corporation pursuant to its rules of conduct and other policies, or within ten business days of the expiry of such “blackout period”, the term of such option will be automatically extended for a period of ten business days immediately following the end of the “blackout period”;

(g)	at the time of granting an option, the Board of Directors, at its discretion, may set a “vesting schedule”, that is, one or more dates from which an option may be exercised in whole or in part;

(h)	options granted under the 2019 Plan are not transferable other than by will or by the laws of succession of the domicile of a deceased optionee;

(i)	no option granted under the 2019 Plan can be pledged, charged, transferred, assigned or otherwise encumbered or disposed of, on pain of nullity;

(j)

if an optionee’s employment with the Corporation is terminated for serious reason, any option not exercised prior to the time of delivery by the Corporation to such optionee of a letter of termination of employment with the Corporation shall immediately lapse and become null and void upon such delivery;

(k)

if an optionee takes a normal retirement (as defined in the Plan), the optionee shall be entitled to exercise his rights under such option and continue benefiting from his rights during the three years following the commencement of his retirement or until the expiration of the term of the option, whichever occurs earlier. At the end of such three-year period, the option term shall be deemed to have lapsed;

(l)

if an optionee takes early retirement (as defined in the Plan), dies or becomes, in the determination of the Board of Directors, permanently disabled, while employed by the Corporation, any “vested” option or unexercised part thereof granted to such optionee may be exercised by the optionee or the person to whom the option is transferred by will or the laws of succession and distribution only for that number of common shares which the optionee was entitled to acquire under the option at the time of his retirement, death or permanent disability, as the case may be. Any such “vested” option may be exercised within one year after the optionee’s retirement, death or permanent disability, as the case may be, or prior to the expiry of the term of the option, whichever occurs earlier. Any “unvested” options at the time of retirement will become null and void upon retirement, death of permanent disability;

(m)

upon an optionee’s employment or office with the Corporation terminating or ending otherwise than by reason of retirement, death, permanent disability or termination for serious reason, any option or unexercised part thereof granted to such optionee may be exercised by the optionee only for that number of common shares which the optionee was entitled to acquire under the option at the time of delivery by the Corporation to the optionee of a letter of termination of the optionee’s employment or office with the Corporation. Any such “vested” option may be exercised within 30 days after such delivery or prior to the expiry of the term of the option, whichever occurs earlier;

(n)	the 2019 Plan does not provide for financial assistance from the Corporation to option holders;

(o)

options granted under the 2019 Plan may be exercised by the “cash exercise” or “cashless exercise” method. An optionee may use the “cash exercise” method in respect of certain shares subject to an option and simultaneously use the “cashless exercise” method in respect of other shares subject to the same option;

(p)

under the “cash exercise” method, an option granted under the 2019 Plan may be exercised by the optionee (or his personal representatives or legatees) giving notice in writing to the Secretary of the Corporation at its head office, which notice must specify the method of exercise and the number of shares in respect of which the option is being exercised and which must be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of shares specified. Upon such exercise of the option, subject to paragraph (r) below, the Corporation will forthwith cause the transfer agent and registrar of its common shares to deliver to the optionee (or his personal representatives or legatees) a certificate in the name of the optionee representing in the aggregate such number of shares as the optionee (or his personal representatives or legatees) shall have then paid for and as are specified in such written notice of exercise of option;

(q)

under the “cashless exercise” method, an option granted under the 2019 Plan may be exercised by the optionee (or his personal representatives or legatees) giving notice in writing to the Secretary of the Corporation at its head office, which notice must specify the method of exercise and the number of shares in respect of which the option is being exercised and which must be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of shares specified. Upon such exercise of the option, subject to paragraph (r) below, the Corporation will forthwith cause the sale of the number of shares in respect of which the option is being exercised directly on the open market. The proceeds from the sale of the shares will be used first to pay any commissions or fees in connection with such sale and, upon written instructions from the optionee, to repay any loan incurred by the optionee in connection with the exercise of the option, as the case may be. The balance of the proceeds will be paid to the optionee;

(r)

if the Corporation is required under the Income Tax Act (Canada) or any other applicable law to remit to any governmental authority an amount on account of tax on the value of any taxable benefit associated with the exercise of an option by an optionee, then the optionee must, concurrently with the exercise of the option:

(i)

pay to the Corporation, in addition to the exercise price for the options, sufficient cash as is determined by the Corporation, in its sole discretion, to be the amount necessary to fund the required tax remittance;

(ii)

authorize the Corporation, on behalf of the optionee, to sell in the market, on such terms and at such time or times as the Corporation determines, in its sole discretion, such portion of the common shares being issued upon exercise of the option as is required to realize cash proceeds in an amount necessary to fund the required tax remittance; or

(iii)	make other arrangements acceptable to the Corporation, in its sole discretion, to fund the required tax remittance;

(s)

in the event that the Corporation proposes to amalgamate or merge with another company (other than a wholly-owned subsidiary of the Corporation), or to liquidate, dissolve or wind-up, or in the event that an offer to purchase common shares of the Corporation is made to all shareholders of the Corporation, other than the offeror or offerors, the Corporation has the right, upon written notice to each optionee holding options under the 2019 Plan, to permit the exercise of all options outstanding under the 2019 Plan within a 20-day period following the date of such notice and to determine that upon the expiry of such 20-day period, all options terminate and cease to have effect;

(t)

if within twelve months of a change of control (as defined below), (i) an optionee’s employment with the Corporation is terminated without cause; or (ii) an optionee voluntarily terminates his or her employment following a change in the optionee’s position, conditions or location of employment, or responsibilities, then in any such event all of the optionee’s unvested options shall vest on the last day of active employment of the optionee and shall be exercisable within 30 days after the last day of active employment or prior to the expiration of the term of the option, whichever occurs earlier. However, if an optionee maintains employment in a position equivalent to the position he or she held before the change of control, the vesting of the options shall follow its normal course in accordance with the 2019 Plan. For the purpose of this paragraph, “change of control” means the occurrence of any of the following events: (i) the sale of all or substantially all of the assets of the Corporation on a consolidated basis, in one transaction or a series of related transactions, to a person that is at arm’s length from the Corporation, such that, for greater certainty, an internal reorganization shall not constitute a change of control; (ii) a merger, reorganization or other similar transaction pursuant to which the holders of the Corporation’s outstanding voting rights immediately prior to such transaction do not own a majority of the outstanding voting rights of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) any person or a group of persons acting jointly or in concert becoming the beneficial owner, directly or indirectly, of shares carrying at least a majority of the outstanding voting rights of the Corporation;

(u)

approval by the shareholders of the Corporation is required for the following amendments to the 2019 Plan: (i) amendments to the number of shares issuable under the 2019 Plan, including an increase to a maximum percentage or number of shares; (ii) any amendment to the 2019 Plan that increases the length of the “blackout” extension period; (iii) any amendment which reduces the exercise price or purchase price of an option, whether or not such option is held by an “insider” of the Corporation; (iv) any amendment extending the term of an option beyond its original expiry date, whether or not such option is held by an “insider” of the Corporation, except as otherwise permitted by the 2019 Plan; and (v) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX); and

(v)

the Board of Directors of the Corporation may make the following types of amendments to the 2019 Plan without seeking approval from the shareholders of the Corporation: (i) amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of curing any ambiguity, error or omission in the 2019 Plan or to correct or supplement any provision of the 2019 Plan that is inconsistent with any other provision of the 2019 Plan; (ii) amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX); (iii) amendments necessary in order for options to qualify for favourable treatment under applicable taxation laws; (iv) amendments respecting administration of the 2019 Plan; (v) any amendment to the “vesting” provisions of the 2019 Plan or any option; (vi) any amendment to the early termination provisions of the 2019 Plan or any option, whether or not such option is held by an “insider” of the Corporation, provided such amendment does not entail an extension beyond the original expiry date; (vii) the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of eligible participants of shares under the 2019 Plan, and the subsequent amendment of any such provisions; (viii) the addition or modification of a cashless exercise feature, payable in cash or shares of the Corporation; (ix) amendments necessary to suspend or terminate the 2019 Plan; and (x) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

2012 Stock Option Plan

On April 26, 2012, the Board of Directors of the Corporation established the 2012 Plan for officers and employees of the Corporation and its subsidiaries. The shareholders of the Corporation approved the 2012 Plan on April 26, 2013. The 2012 Plan incorporates amendments adopted by the Board of Directors on February 28, 2013 and July 24, 2014, respectively.

The 2012 Plan replaced the 2008 Stock Option Plan of the Corporation (the “2008 Plan”), in that no further stock options have been granted under the 2008 Plan. The following is a description of certain features of the 2012 Plan, as required by the TSX:

(a)

the Board of Directors of the Corporation may from time-to-time by resolution grant options to purchase common shares to officers and/or employees of the Corporation and its subsidiaries, provided that the total number of shares to be issued under the 2012 Plan does not exceed the number set out in paragraph (b) below. Options may be granted by the Corporation only pursuant to resolutions of the Board of Directors;

(b)

the maximum number of common shares that can be issued upon the exercise of options granted under the 2012 Plan is 5,979,201, representing 6.92% of the issued and outstanding shares of the Corporation as of the close of business on December 31, 2018;

(c)

no option may be granted under the 2012 Plan to any optionee unless the aggregate number of common shares: (i) issued to “insiders” within any one-year period; and (ii) issuable to “insiders” at any time, under the 2012 Plan, or when combined with all of the Corporation’s other security-based compensation arrangements, could not exceed 10% of the total number of issued and outstanding common shares of the Corporation. For the purpose of the 2012 Plan, the term “insider” means “reporting insiders” as defined in National Instrument – 55-104 Insider Reporting Requirements and Exemptions;

(d)

no single person can hold at any time options covering more than 5% of the number of issued and outstanding shares of the Corporation from time-to-time. In addition, it will not be permitted to issue to an “insider” or to any associate of an “insider”, within a one-year period, upon the exercise of options granted pursuant to the 2012 Plan, a number of shares exceeding 5% of the number of issued and outstanding shares of the Corporation from time-to-time;

(e)

the exercise price of options granted under the 2012 Plan is fixed by the Board of Directors at the time of the grant of the options, but cannot be less than the volume weighted average trading price of the common shares of the Corporation on the TSX for the last five days on which the common shares traded on the TSX immediately prior to the day on which the option is granted;

(f)

the maximum period during which an option may be exercised is seven years from the date on which it is granted, subject to the condition that if an option is to expire during a period when the optionee is prohibited by the Corporation from trading in the shares of the Corporation pursuant to its rules of conduct and other policies, or within ten business days of the expiry of such “blackout period”, the term of such option will be automatically extended for a period of ten business days immediately following the end of the “blackout period”;

(g)	at the time of granting an option, the Board of Directors, at its discretion, may set a “vesting schedule”, that is, one or more dates from which an option may be exercised in whole or in part;

(h)	options granted under the 2012 Plan are not transferable other than by will or by the laws of succession of the domicile of a deceased optionee;

(i)	no option granted under the 2012 Plan can be pledged, charged, transferred, assigned or otherwise encumbered or disposed of, on pain of nullity;

(j)

if an optionee’s employment with the Corporation is terminated for serious reason, any option not exercised prior to the time of delivery by the Corporation to such optionee of a letter of termination of employment with the Corporation shall immediately lapse and become null and void upon such delivery;

(k)

if an optionee takes a normal retirement (as defined in the Plan), the optionee shall be entitled to exercise his rights under such option and continue benefiting from his rights during the three years following the commencement of his retirement or until the expiration of the term of the option, whichever occurs earlier. At the end of such three-year period, the option term shall be deemed to have lapsed;

(l)

if an optionee takes early retirement (as defined in the Plan), dies or becomes, in the determination of the Board of Directors, permanently disabled, while employed by the Corporation, any “vested” option or unexercised part thereof granted to such optionee may be exercised by the optionee or the person to whom the option is transferred by will or the laws of succession and distribution only for that number of common shares which the optionee was entitled to acquire under the option at the time of his retirement, death or permanent disability, as the case may be. Any such “vested” option may be exercised within one year after the optionee’s retirement, death or permanent disability, as the case may be, or prior to the expiry of the term of the option, whichever occurs earlier. Any “unvested” options at the time of retirement will become null and void upon retirement, death of permanent disability;

(m)

upon an optionee’s employment or office with the Corporation terminating or ending otherwise than by reason of retirement, death, permanent disability or termination for serious reason, any option or unexercised part thereof granted to such optionee may be exercised by the optionee only for that number of common shares which the optionee was entitled to acquire under the option at the time of delivery by the Corporation to the optionee of a letter of termination of the optionee’s employment or office with the Corporation. Any such “vested” option may be exercised within 30 days after such delivery or prior to the expiry of the term of the option, whichever occurs earlier;

(n)	the 2012 Plan does not provide for financial assistance from the Corporation to option holders;

(o)

options granted under the 2012 Plan may be exercised by the “cash exercise” or “cashless exercise” method. An optionee may use the “cash exercise” method in respect of certain shares subject to an option and simultaneously use the “cashless exercise” method in respect of other shares subject to the same option;

(p)

under the “cash exercise” method, an option granted under the 2012 Plan may be exercised by the optionee (or his personal representatives or legatees) giving notice in writing to the Secretary of the Corporation at its head office, which notice must specify the method of exercise and the number of shares in respect of which the option is being exercised and which must be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of shares specified. Upon such exercise of the option, subject to paragraph (r) below, the Corporation will forthwith cause the transfer agent and registrar of its common shares to deliver to the optionee (or his personal representatives or legatees) a certificate in the name of the optionee representing in the aggregate such number of shares as the optionee (or his personal representatives or legatees) shall have then paid for and as are specified in such written notice of exercise of option;

(q)

under the “cashless exercise” method, an option granted under the 2012 Plan may be exercised by the optionee (or his personal representatives or legatees) giving notice in writing to the Secretary of the Corporation at its head office, which notice must specify the method of exercise and the number of shares in respect of which the option is being exercised and which must be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of shares specified. Upon such exercise of the option, subject to paragraph (r) below, the Corporation will forthwith cause the sale of the number of shares in respect of which the option is being exercised directly on the open market. The proceeds from the sale of the shares will be used first to pay any commissions or fees in connection with such sale and, upon written instructions from the optionee, to repay any loan incurred by the optionee in connection with the exercise of the option, as the case may be. The balance of the proceeds will be paid to the optionee;

(r)

if the Corporation is required under the Income Tax Act (Canada) or any other applicable law to remit to any governmental authority an amount on account of tax on the value of any taxable benefit associated with the exercise of an option by an optionee, then the optionee must, concurrently with the exercise of the option:

(i)

pay to the Corporation, in addition to the exercise price for the options, sufficient cash as is determined by the Corporation, in its sole discretion, to be the amount necessary to fund the required tax remittance;

(ii)

authorize the Corporation, on behalf of the optionee, to sell in the market, on such terms and at such time or times as the Corporation determines, in its sole discretion, such portion of the common shares being issued upon exercise of the option as is required to realize cash proceeds in an amount necessary to fund the required tax remittance; or

(iii)	make other arrangements acceptable to the Corporation, in its sole discretion, to fund the required tax remittance;

(s)

in the event that the Corporation proposes to amalgamate or merge with another company (other than a wholly-owned subsidiary of the Corporation), or to liquidate, dissolve or wind-up, or in the event that an offer to purchase common shares of the Corporation is made to all shareholders of the Corporation, other than the offeror or offerors, the Corporation has the right, upon written notice to each optionee holding options under the 2012 Plan, to permit the exercise of all options outstanding under the 2012 Plan within a 20-day period following the date of such notice and to determine that upon the expiry of such 20-day period, all options terminate and cease to have effect;

(t)

if within twelve months of a change of control (as defined below), (i) an optionee’s employment with the Corporation is terminated without cause; or (ii) an optionee voluntarily terminates his or her employment following a change in the optionee’s position, conditions or location of employment, or responsibilities, then in any such event all of the optionee’s unvested options shall vest on the last day of active employment of the optionee and shall be exercisable within 30 days after the last day of active employment or prior to the expiration of the term of the option, whichever occurs earlier. However, if an optionee maintains employment in a position equivalent to the position he or she held before the change of control, the vesting of the options shall follow its normal course in accordance with the 2012 Plan. For the purpose of this paragraph, “change of control” means the occurrence of any of the following events: (i) the sale of all or substantially all of the assets of the Corporation on a consolidated basis, in one transaction or a series of related transactions, to a person that is at arm’s length from the Corporation, such that, for greater certainty, an internal reorganization shall not constitute a change of control; (ii) a merger, reorganization or other similar transaction pursuant to which the holders of the Corporation’s outstanding voting rights immediately prior to such transaction do not own a majority of the outstanding voting rights of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) any person or a group of persons acting jointly or in concert becoming the beneficial owner, directly or indirectly, of shares carrying at least a majority of the outstanding voting rights of the Corporation;

(u)

approval by the shareholders of the Corporation is required for the following amendments to the 2012 Plan: (i) amendments to the number of shares issuable under the 2012 Plan, including an increase to a maximum percentage or number of shares; (ii) any amendment to the 2012 Plan that increases the length of the “blackout” extension period; (iii) any amendment which reduces the exercise price or purchase price of an option, whether or not such option is held by an “insider” of the Corporation; (iv) any amendment extending the term of an option beyond its original expiry date, whether or not such option is held by an “insider” of the Corporation, except as otherwise permitted by the 2012 Plan; and (v) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX); and

(v)

the Board of Directors of the Corporation may make the following types of amendments to the 2012 Plan without seeking approval from the shareholders of the Corporation: (i) amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of curing any ambiguity, error or omission in the 2012 Plan or to correct or supplement any provision of the 2012 Plan that is inconsistent with any other provision of the 2012 Plan; (ii) amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX); (iii) amendments necessary in order for options to qualify for favourable treatment under applicable taxation laws; (iv) amendments respecting administration of the 2012 Plan; (v) any amendment to the “vesting” provisions of the 2012 Plan or any option; (vi) any amendment to the early termination provisions of the 2012 Plan or any option, whether or not such option is held by an “insider” of the Corporation, provided such amendment does not entail an extension beyond the original expiry date; (vii) the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of eligible participants of shares under the 2012 Plan, and the subsequent amendment of any such provisions; (viii) the addition or modification of a cashless exercise feature, payable in cash or shares of the Corporation; (ix) amendments necessary to suspend or terminate the 2012 Plan; and (x) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

2008 Stock Option Plan

On May 12, 2008, the Board of Directors established the 2008 Plan for officers and employees of the Corporation and its subsidiaries. The shareholders of the Corporation approved the 2008 Plan on April 24, 2009. The 2008 Plan incorporates amendments adopted by the Board of Directors on April 24, 2009, July 22, 2009, August 19, 2009, December 8, 2010 and May 17, 2011, respectively.

On April 26, 2012, the Board of Directors adopted the 2012 Plan in replacement of the 2008 Plan. Since April 26, 2012, all stock options granted by the Corporation have been granted under the 2012 Plan and no further stock options have been or will be granted under the 2008 Plan. The 2008 Plan continues to apply to the options currently outstanding thereunder and such options continue to be exercised in accordance with the 2008 Plan.

The purpose of the 2008 Plan is to provide officers and employees with a proprietary interest through the granting of non-transferable options to purchase common shares of the Corporation and also to attract, retain and motivate key employees who share primary responsibility for the management, growth and protection of the Corporation’s business.

The following is a description of certain features of the 2008 Plan, as required by the TSX:

(a)	the 2008 Plan is administered by the Board of Directors of the Corporation, which delegates this responsibility to the HRCC;

(b)

the maximum number of common shares that can be issued pursuant to the 2008 Plan is equal to 10% of the number of issued and outstanding shares of the Corporation from time to time. Shares in respect of which options are not exercised, due to the expiration, termination or lapse of such options, are available for options to be granted thereafter;

(c)

no option may be granted to any optionee under the 2008 Plan unless the aggregate of the shares: (i) issued to “insiders” within any one-year period; and (ii) issuable to “insiders” at any time, under the 2008 Plan, or when combined with all of the Corporation’s other security-based compensation arrangements, could not exceed 10% of the total number of issued and outstanding common shares of the Corporation. For the purpose of the 2008 Plan, the term “insider” has the same meaning as in the Securities Act (Ontario);

(d)

a single person cannot hold at any time options in respect of more than 5% of the number of issued and outstanding shares of the Corporation from time-to-time. In addition, the 2008 Plan does not permit the issuance to an “insider” or to any associate of an “insider”, within a one-year period, of a number of shares exceeding 5% of the number of issued and outstanding shares of the Corporation from time-to-time;

(e)

the option exercise price is fixed by the Board of Directors of the Corporation at the time of granting an option. The exercise price cannot be less than the volume weighted average trading price of the common shares of the Corporation on the TSX during the last five days on which the shares traded on the TSX immediately prior to the day on which the option is granted;

(f)

at the time of granting an option, the Board of Directors, at its discretion, may set a “vesting schedule”, that is, one or more dates from which an option may be exercised in whole or in part. In such event, the Board of Directors is not under any obligation to set a “vesting schedule” in respect of any other option granted under the 2008 Plan;

(g)

the term of an option may not exceed seven years from the date the option is granted. However, if an option is to expire during a period in which an optionee is prohibited by the Corporation from trading in the Corporation’s shares pursuant to the policies of the Corporation, or within ten business days of the expiry of such “blackout period”, the term of such option will be automatically extended for a period of ten business days immediately following the end of the “blackout period”;

(h)

if an optionee’s employment with the Corporation is terminated for serious reason, any option not exercised prior to the time of delivery by the Corporation to the optionee of a letter of termination of employment with the Corporation shall immediately lapse and become null and void upon such delivery;

(i)

if an optionee takes normal retirement (as defined in the 2008 Plan), the optionee will be entitled to exercise his rights under such option and continue benefiting from his rights during the three years following the commencement of his retirement or prior, until the expiration of the term of the option, whichever occurs earlier. At the end of such three-year period, the option term shall be deemed to have lapsed. If an optionee takes early retirement (as defined in the 2008 Plan), dies or becomes, in the determination of the Board of Directors, permanently disabled, while employed by the Corporation, any option or unexercised part thereof granted to such optionee may be exercised by the optionee or the person to whom the option is transferred by will or the laws of succession and distribution only for that number of shares which he was entitled to acquire under the option at the time of his retirement, death or permanent disability, as the case may be. Any such “vested” option shall be exercisable within one year after the optionee’s retirement, death or permanent disability, as the case may be, or prior to the expiration of the term of the option, whichever occurs earlier;

(j)

upon an optionee’s employment or office with the Corporation terminating or ending otherwise than by reason of retirement, death, permanent disability or termination for serious reason, any option or unexercised part thereof granted to such optionee may be exercised by him only for that number of shares which he was entitled to acquire under the option at the time of delivery by the Corporation to the optionee of a letter of termination of the optionee’s employment or office with the Corporation. Any such “vested” option shall be exercisable within 30 days after such delivery or prior to the expiration of the term of the option, whichever occurs earlier;

(k)

any option granted under the 2008 Plan shall not form part of an optionee’s compensation from the Corporation for purposes of determining any severance payment, indemnity in lieu of reasonable notice, or other payment to the optionee in the event of termination of the optionee’s employment or office by the Corporation;

(l)

if the Corporation is required under the Income Tax Act (Canada) or any other applicable law to remit to any governmental authority an amount on account of tax on the value of any taxable benefit associated with the exercise of an option by an optionee, then the optionee must, concurrently with the exercise of the option:

(i)

pay to the Corporation, in addition to the exercise price for the options, sufficient cash as is determined by the Corporation, in its sole discretion, to be the amount necessary to fund the required tax remittance;

(ii)

authorize the Corporation, on behalf of the optionee, to sell in the market, on such terms and at such time or times as the Corporation determines, in its sole discretion, such portion of the Shares being issued upon exercise of the option as is required to realize cash proceeds in an amount necessary to fund the required tax remittance; or

(iii)	make other arrangements acceptable to the Corporation, in its sole discretion, to fund the required tax remittance.

(m)	options may be exercised through the “cash exercise” or “cashless exercise” method, or a combination of these two methods. There is no financial assistance available to optionees under the 2008 Plan;

(n)

the Board of Directors may make the following types of amendments to the 2008 Plan without seeking shareholder approval: (i) amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of remedying any ambiguity, error or omission in the 2008 Plan or to correct or supplement any provision of the 2008 Plan that is inconsistent with any other provision of the 2008 Plan; (ii) amendments necessary to comply with the provisions of applicable law (including the rules, regulations and policies of the TSX); (iii) amendments necessary in order for options to qualify for favourable treatment under applicable taxation laws; (iv) amendments respecting administration of the 2008 Plan; (v) any amendment to the “vesting” provisions of the 2008 Plan or any option, it being understood that in the event of the amendment to the “vesting” provisions of an option, the Board of Directors will not be under any obligation to amend the “vesting” provisions of any other option; (vi) any amendment to the early termination provisions of the 2008 Plan or any option, whether or not such option is held by an “insider”, provided such amendment does not entail an extension beyond the original expiry date; (vii) the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of eligible participants of shares under the 2008 Plan, and the subsequent amendment of any such provisions; (viii) amendments necessary to suspend or terminate the 2008 Plan; and (ix) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law;

(o)

shareholder approval will be required for the following types of amendments: (i) amendments to the number of shares issuable under the 2008 Plan, including an increase to a maximum percentage or number of shares; (ii) any amendment to the 2008 Plan that increases the length of a “blackout extension period”; (iii) any amendment which reduces the exercise price or purchase price of an option, whether or not such option is held by an “insider”; (iv) any amendment extending the term of an option held by an “insider” beyond its original expiry date, except as otherwise permitted by the 2008 Plan; and (v) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

No further stock options can be granted under the 2008 Plan.

Stock Options Issued and Outstanding and “Annual Burn Rate”

The following table sets out information regarding the Corporation’s shares reserved as of December 31, 2018 for purposes of equity compensation:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,031,161	$21.01	952,374
Equity compensation plans not approved by security holders	—	—	—
Total	5,031,161	$21.01	952,374

The Corporation does not have any equity compensation plans under which equity securities are authorized for issuance, not previously approved by shareholders.

In 2018, under the 2012 Plan, stock options in respect of a total of 617,735 common shares with an exercise price of $29.92 were granted on February 20, 2018 to a total of 74 optionees. The stock options granted during the fiscal year ended December 31, 2018 represent 0.7% of the Corporation’s weighted average number of shares outstanding during the 2018 fiscal year, constituting the “annual burn rate” for the 2012 Plan as required by the TSX. The “annual burn rate” for the 2012 Plan, as so calculated, was 0.44% in 2017 and 1.11% in 2016.

The Corporation did not grant any stock options under the 2008 Plan in 2018, 2017 or 2016. According, the “annual burn rate” for the 2008 Plan for each of those years is nil.

The table below sets out the number of options granted, outstanding and available for grant under the 2012 Plan and 2008 Plan, respectively, as at December 31, 2018:

Measure of Dilution	# of options			Total % of shares outstanding
	2008 Plan	2012 Plan	Total
Options outstanding the total number of options outstanding, including the annual grant	1,094,586	3,936,575	5,031,161	5.8
Options available for grant the number of options in reserve that are available for grant	-	952,374	952,374	1.1
Overhang the number of options outstanding plus the number of options in reserve that are available for grant in the future	1,094,586	4,888,949	5,983,535	6.9

(1)

As indicated in the section entitled “2008 Stock Option Plan”, stock options currently outstanding under the 2008 Plan may continue to be exercised in accordance with the 2008 Plan. However, since April 26, 2012, no further stock options have been or will be granted under the 2008 Plan and all stock options granted by the Corporation since that date have been granted under the 2012 Plan.

2.4	Executive Stock Ownership Policy

Since January 1, 2014, executive officers, including NEOs, are required to maintain share ownership levels that meet or exceed the following guidelines:

●	Chief Executive Officer:	5.0 X annual base salary
●	CFO and Executive Vice-Presidents:	2.0 X annual base salary
●	All Other Designated Executives:	0.5 X annual base salary

NEOs must retain and not dispose of, sell or transfer 100% of Gain Shares resulting from the exercise of stock options and 100% of after-tax shares resulting from the vesting of PCRSUs. “Gain Shares” means the net number of shares left subsequent to the sale of shares used for payment of the shares being exercised and for any tax withholding obligations.

NEOs who were subject to the original “Executive Stock Ownership Policy” effective January 1, 2011 are required to comply with the required level of share ownership applicable to their position within two years of the Effective Date. New NEOs designated on or after the Effective Date will have five years from the date of designation to comply with the required level of share ownership.

The following types of equity instruments are included in determining share ownership for purposes of this policy:

(a)	For at least 50% of the targeted ownership requirement:

●	shares directly owned by the NEO or owned jointly with an immediate family member residing in the same household;
●	shares indirectly owned by the NEO, through a holding company in which the Designated Executive directly or indirectly owns shares; and
●	shares held in trust for the benefit of the NEO or jointly with an immediate family member of the NEO.

(b)	For the remainder of the targeted ownership requirement, if necessary:

●	100% of unvested Share Units pursuant to any such future plans.

The following table sets out the minimum share ownership requirement of each NEO and related information:

Name	Minimum ownership requirement(1) ($)	Deadline for compliance	Common shares(2)	Other equity instruments(3)	Value of holdings as at December 31, 2018(6), per minimum share ownership policy ($)	Compliant as at December 31, 2018
			Value as at December 31, 2018(6) ($)	Value as at December 31, 2018(6) ($)
Alain Bédard	8,519,228(4)	January 1, 2016	151,824,180	1,766,214	153,590,394	Yes
Gregory W. Rumble(7)	1,200,000(5)	January 1, 2020	173,535	362,627	536,162	In progress
Rick Hashie	720,000(5)	January 1, 2022	360,166	141,249	501,415	In progress
Brian Kohut	880,000(5)	January 1, 2016	1,377,936	256,873	1,634,808	Yes
Robert McGonigal	720,000(5)	January 1, 2021	525,476	124,674	650,149	In progress

(1)	Includes shares, 100% of DSUs and 100% of unvested PCRSUs.
(2)	Includes shares and 100% of DSUs.
(3)	Includes 100% of unvested PCRSUs.
(4)

Five times annual base salary as at December 31, 2018. The minimum ownership requirement figure shown for Alain Bédard in the table above is in Canadian dollars and is the equivalent of USD$6,575,000 based on the average Bank of Canada daily exchange rate for 2018 (1.00 USD = 1.2957 CAD).

(5)	Two times annual base salary as at December 31, 2018.
(6)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30).
(7)	Mr. Rumble retired as of December 31, 2018.

2.5	Rules of Conduct of Insiders Respecting Trading of Securities of the Corporation

The Rules of Conduct of Insiders Respecting Trading of Securities of the Corporation apply to the members of the Board of Directors and to senior executives of the Corporation and its major subsidiaries. The Rules of Conduct provide for “blackout” periods during which trading in the securities of the Corporation is not permitted, and require that prior approval for trading in securities of the Corporation be obtained from either the President and CEO or the Secretary of the Corporation.

The Anti-Hedging Policy of the Corporation was adopted to prohibit directors and other senior executives of the Corporation and its divisions from using derivatives or other financial instruments to retain legal ownership of their shares in the Corporation while reducing their exposure to changes in the Corporation’s share price.

See “Corporate Governance - Ethical Business Conduct” below.

2.6	Performance Graph

The following graph compares the total return of a $100 investment in the common shares of the Corporation made on January 2, 2014 with the cumulative return of the S&P TSX Capped Equity Index for the five-year period ended December 31, 2018.

2.7	President and CEO Compensation Look-back table and Five-Year TSR Comparison

The Corporation’s compensation policies are designed to align compensation with the creation of shareholder value. As a result, a significant portion of the President and CEO’s compensation is at risk and long-term incentives are structured to deliver compensation value if value is created for the shareholder. The table below hedges the current value (both realized and realizable) as at December 31, 2018. The Compensation outcomes are set against the performance of the yearly cumulative total shareholder return on a $100 investment in the Corporation’s common shares beginning January 1, 2014 to the period ended December 31, 2018. It assumes reinvestment of all dividends during the covered period.

Year	Total Direct Compensation Awarded(1) ($)	Actual Value as at December 31, 2018(2) ($)	Period	Value of 100$
				To President and CEO	To Shareholders
2014	6,772,757	8,098,590	Jan 1, 2014 to Dec 31, 2018	120	154
2015	7,634,802	10,303,448	Jan 1, 2015 to Dec 31, 2018	135	154
2016	10,132,157	13,633,504	Jan 1, 2016 to Dec 31, 2018	135	153
2017	6,839,995	6,275,229	Jan 1, 2017 to Dec 31, 2018	92	106
2018	7,510,188	7,861,136	Jan 1, 2018 to Dec 31, 2018	105	121
(1)

Direct compensation (salary earned, actual short-term incentive award, special bonus and the grant date fair market value of long-term incentive awards) reported in the summary compensation table (3.0) and in prior management proxy circulars.

(2)

Includes salary earned, actual short-term incentive award, special bonus, vested value of PCRSU awards granted during that fiscal year, the value of unvested PCRSU awards granted during that fiscal year as at December 31, 2018, assuming 100% vesting, and for the stock options granted in that particular year, the value of gains realized upon exercise of options and the in-the-money value of unexercised options as at December 31, 2018.

2.8	Trend and NEO Compensation Relative to Total Shareholder Return

The trend in the compensation of the NEOs has to some extent followed, although is less pronounced than, the trend of increasing Total Shareholder Return over the last five years as per the table below:

Fiscal year ended December 31	2014	2015	2016	2017	2018
Variation in total compensation for all NEOs(1) (percentage)	36%	37%	15%	-27%	10%
Total Shareholder Return (percentage)	19%	-18%	51%	-4%	10%

(1)	Variation in total compensation is calculated based on the NEOs’ aggregate compensation as disclosed in the Corporation’s management proxy circulars.

2.9	Cost of Management Ratio

The following table sets out the total cost of compensation to the NEOs expressed as a percentage of EBIT and as a percentage of the Corporation’s equity market capitalization for the fiscal years ended December 31, 2018, 2017, and 2016:

Fiscal year ended December 31	Total cost of compensation to NEOs(1) ($)	Total cost of compensation to NEOs/ EBIT(2) (%)	Total cost of compensation to NEOs/ Total equity market capitalization (%)
2018	12,585,256	2.9	0.4
2017	11,410,263	6.4	0.4
2016	15,655,589	6.1	0.5

(1)

The annual salary of Alain Bédard, and other portions of his annual compensation are paid in U.S. dollars as Mr. Bédard is a resident of the United States. The figures shown in the table above are in Canadian dollars and are based on the average Bank of Canada daily or noon exchange rates for 2018 (1.00 USD = 1.2957 CAD), 2017 (1.00 USD = 1.2986 CAD) and 2016 (1.00 USD = 1.3248 CAD) respectively. See “Summary Compensation Table” and notes (1), (3), (6), (7) and (8) thereto below, relating to Mr. Bédard’s compensation.

(2)	EBIT from continuing operations of the Corporation.

3.0	Summary Compensation Table

The following table sets out all annual and long-term compensation earned by the NEOs for services rendered in all capacities to the Corporation and its subsidiaries during the fiscal years ended December 31, 2018, 2017 and 2016:

Name and principal position	Year	Salary ($)	Share- based awards(2) ($)	Option- based awards(2) ($)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans ($)	Long-term incentive plans ($)
Alain Bédard	2018	1,703,846(1)	922,078	922,078	3,962,107(4)	—	553,200	105,162(5)	8,168,470
President and	2017	1,707,659(1)	629,293(3)	629,293(3)	2,575,150(4)	—	458,500	1,407,751(6)	7,407,646
CEO	2016	1,742,112(1)	1,204,803	1,204,803	3,463,319(4)	—	416,600	2,661,776(7)	10,693,413
Gregory W.	2018	600,000	189,324	189,324	540,000	—	—	47,431(5)	1,566,079
Rumble(8)	2017	600,000	129,209(3)	129,209(3)	413,059	—	—	208,702(6)	1,480,178
CFO	2016	600,000	247,374	247,374	462,280	—	—	154,905(7)	1,711,933
Rick Hashie	2018	360,000	78,052	78,052	302,400	—	—	33,457(5)	851,962
Executive	2017	360,000	45,395(3)	45,395(3)	227,601	—	—	32,664(6)	711,055
Vice-President	2016	316,200	86,058	86,058	227,664	—	—	32,140(7)	748,120
Brian Kohut	2018	440,000	134,105	134,105	396,000	—	13,250	35,207(5)	1,152,666
Executive	2017	425,000	91,523(3)	91,523(3)	318,750	—	13,115	34,339(6)	974,250
Vice-President	2016	425,000	175,223	175,223	382,500	—	13,005	44,398(7)	1,202,345
Robert	2018	360,000	75,204	75,204	302,400	—	—	33,271(5)	846,079
McGonigal	2017	360,000	32,900(3)	32,900(3)	257,400	—	—	32,446(6)	685,647
Executive Vice-President	2016	275,000	43,978	43,978	27,500	—	—	31,961(7)	442,416
(1)

Mr. Bédard’s 2018, 2017 and 2016 salaries, in the respective amounts of USD $1,315,000, USD $1,315,000 and USD $1,315,000, were paid in U.S. dollars as Mr. Bédard is a resident of the United States. The figures shown in the table above are in Canadian dollars and are based on the average Bank of Canada daily or noon exchange rates for 2018 (1.00 USD = 1.2957 CAD), 2017 (1.00 USD = 1.2986 CAD) and 2016 (1.00 USD = 1.3248 CAD) respectively.

(2)

Options were issued pursuant to the 2012 Plan (see section 2.3.3 above for more details on the 2012 Plan). Option-based awards have been valued using the Black-Scholes option valuation methodology, which was selected by the Corporation as it is the most widely-adopted and used option-valuation method. The following table sets out the assumptions used to determine the Black-Scholes value for years 2018, 2017 and 2016.

	2018	2017	2016
Risk-free interest rate	1.83%	1.04%	0.56%
Stock volatility	21.92%	22.46%	23.01%
Expected option life	4.5 years	4.5 years	4.5 years
Expected dividend yield	2.56%	2.17%	2.83%

(3)	The 2017 Long Term Incentive Grant has a six-month reference period, from July 1, 2016 to December 31, 2016.
(4)

Mr. Bédard’s 2018, 2017 and 2016 non-equity annual incentive plan compensation, in the respective amounts of USD$3,057,889, USD $1,983,020, and USD $2,614,220, was paid in U.S. dollars as Mr. Bédard is a resident of the United States. The figures shown in the table above are in Canadian dollars and are based on the average Bank of Canada daily or noon exchange rates for 2018 (1.00 USD = 1.2957 CAD), 2017 (1.00 USD = 1.2986 CAD) and 2016 (1.00 USD = 1.23248 CAD), respectively.

(5)

In 2018, Mr. Bédard was awarded $33,752 for long-term disability insurance premiums, USD $24,000 for annual car allowance, and USD $25,680 for sport club membership. The aggregate figure shown in the table above is in Canadian dollars; the payments made in U.S. dollars have been converted to Canadian dollars based on the average Bank of Canada daily exchange rate for 2018 (1.00 USD = 1.2957 CAD). Mr. Rumble received $28,800 for annual car allowance, $1,554 for club membership, $3,828 for professional fees and a contribution of $13,250 to a Deferred Profit Sharing Plan (“DPSP”). Mr. Kohut received an annual car allowance of $13,200 and a contribution of $13,250 to a DPSP. Mr. Hashie received an annual car allowance of $12,000 and a contribution of $13,250 to a DPSP. Mr. McGonigal received an annual car allowance of $12,000 and a contribution of $13,250 to a DPSP.

(6)

In 2017, Mr. Bédard was awarded a special bonus in the amount of USD$1,000,000 following the important acquisition of Contract Freighters, Inc. (“CFI”), $33,767 for long-term disability insurance premiums, USD $24,000 for annual car allowance, and USD $24,492 for sport club membership. The aggregate figure shown in the table above is in Canadian dollars; the payments made in U.S. dollars have been converted to Canadian dollars based on the average Bank of Canada daily exchange rate for 2017 (1.00 USD = 1.2986 CAD). Mr. Rumble received a special bonus in the amount of $150,000 following the important acquisition of CFI, $28,800 for annual car allowance and a contribution of $13,115 to a Deferred Profit Sharing Plan (“DPSP”). Mr. Kohut received an annual car allowance of $13,200 and a contribution of $13,115 to a DPSP. Mr. Hashie received an annual car allowance of $12,000 and a contribution of $13,115 to a DPSP. Mr. McGonigal received an annual car allowance of $12,000 and a contribution of $13,115 to a DPSP.

(7)

In 2016, Mr. Bédard was awarded a special bonus in the amount of USD$1,900,000 in recognition of the successful sale transaction of Matrec, generating above-target value for the shareholders, $34,002 for long-term disability insurance premiums, USD $24,000 for annual car allowance, and USD $25,137 for sport club membership. The aggregate figure shown in the table above is in Canadian dollars; the payments made in U.S. dollars have been converted to Canadian dollars based on the average Bank of Canada noon exchange rate for 2016 (1.00 USD = 1.3248 CAD). Mr. Rumble received a special bonus in the amount of $100,000 in recognition of the successful sale transaction of Matrec, generating above-target value for the shareholders, $28,800 for annual car allowance and a contribution of $13,005 to a DPSP. Mr. Kohut received an annual car allowance of $13,200 and a contribution of $13,005 to a DPSP. Mr. Hashie received an annual car allowance of $12,000 and a contribution of $12,591 to a DPSP. Mr. McGonigal received an annual car allowance of $12,000 and a contribution of $13,005 to a DPSP.

(8)	Mr. Rumble retired as of December 31, 2018.

4.0	Incentive Plan Awards

Outstanding share-based awards and option-based awards

The following table sets out information with respect to all unexercised option-based and share-based awards granted to NEOs outstanding as at December 31, 2018:

Name	Option-based awards						Share-based awards
	Date of grant	Number of securities underlying		Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(2)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)(3)	Market or payout value of vested share- based awards not paid out or distributed ($)
		Total granted options(1) (#)	Unexercised options (#)
Alain Bédard	July 31, 2009	922,000	450,000	6.32	July 31, 2019	13,041,000	—	—	—
	July 29, 2010	496,800	496,800	9.46	July 29, 2020	12,837,312	—	—	—
	July 26, 2012	418,600	365,00	16.46	July 26, 2019	6,876,600	—	—	—
	July 25, 2013	376,200	376,200	20.18	July 25, 2020	5,688,144	—	—	—
	July 24, 2014	172,560	172,560	25.14	July 24, 2021	1,753,210	—	—	—
	July 23, 2015	335,356	335,356	24.93	July 23, 2022	3,477,642	—	—	—
	July 21, 2016	361,803	361,803	24.64	July 21, 2023	3,856,820	—	—	—
	February 16, 2017	118,288	118,288	35.02	February 16, 2024	32,872	18,724	660,948	—
	February 20, 2018	202,655	202,655	29,92	February 20, 2025	1,089,838	31,311	1,105,266	—
Gregory W. Rumble	July 23, 2015	34,428	—	24.93	July 23, 2022	0	—	—	—
	July 21, 2016	74,286	24,762	24.64	July 21, 2023	263,963	—	—	—
	February 16, 2017 February 20, 2018	24,287 41,610	16,192 41,610	35.02 29,92	February 16, 2024 February 20, 2025	4,500 223,770	3,844 6,429	135,699 226,928	— —
Rick Hashie	July 25, 2013	12,700	—	20.18	July 25, 2020	—	—	—	—
	July 24, 2014	8,217	—	25.14	July 24, 2021	—	—	—	—
	July 23, 2015	23,717	23,717	24.93	July 23, 2022	245,945	—	—	—
	July 21, 2016	25,843	25,843	24.64	July 21, 2023	275,486	—	—	—
	February 16, 2017 February 20, 2018	8,533 17,154	8,533 17,154	35.02 29,92	February 16, 2024 February 20, 2025	2,371 92,251	1,351 2,651	47,673 93,576	— —
Brian Kohut	July 31, 2009	63,200	26,367	6.32	July 31, 2019	764,116	—	—	—
	July 29, 2010	37,200	37,200	9.46	July 29, 2020	961,248	—	—	—
	August 1, 2011	36,000	—	14.28	August 1, 2018	—	—	—	—
	July 26, 2012 July 25, 2013	53,300 47,500	53,300 47,500	16.46 20.18	July 26, 2019 July 25, 2020	1,004,172 718,200	— —	— —	— —
	July 24, 2014	27,733	27,733	25.14	July 24, 2021	281,767	—	—	—
	July 23, 2015	48,773	48,773	24.93	July 23, 2022	505,776	—	—	—
	July 21, 2016	52,620	52,620	24.64	July 21, 2023	560,929	—	—	—
	February 16, 2017	17,204	17,204	35.02	February 16, 2024	4,781	2,723	96,119	—
	February 20, 2018	29,474	29,474	29,92	February 20, 2025	158,505	4,554	160,754	—
Robert McGonigal	July 26, 2012 July 25, 2013	6,400 5,700	— —	16.46 20.18	July 26, 2019 July 25, 2020	— —	— —	— —	— —
	July 24, 2014	4,679	—	25.14	July 24, 2021	—	—	—	—
	July 23, 2015	7,842	7,842	24.93	July 23, 2022	81,322	—	—	—
	July 21, 2016	13,206	13,206	24.64	July 21, 2023	140,776	—	—	—
	February 16, 2017 February 20, 2018	6,184 16,528	6,184 16,528	35.02 29,92	February 16, 2024 February 20, 2025	1,719 88,884	978 2,553	34,541 90,133	— —

(1)	The “vesting schedule” for these options provides that one-third of the options will vest on each of the first three anniversaries following the date of grant.
(2)	This amount is calculated based on the difference between the closing price of the Corporation’s shares on the TSX on December 31, 20118 ($35.30) and the option exercise price.
(3)	The value of PCRSUs awarded to the NEOs is based on the closing price of the Corporation’s shares on the TSX on December 31, 2018 ($35.30), multiplied by the number of PCRSUs awarded.

Incentive plan awards – value vested or earned during the year

The following table sets out the value of options vested or bonuses earned by NEOs during the fiscal year ended December 31, 2018:

Name	Option based awards – Value vested during the year ($)	Share-based awards - Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year (1) ($)
Alain Bédard	1,236,264	2,054,133	3,962,107(2)
Gregory W. Rumble	201,637	421,782	540,000
Rick Hashie	88,072	146,741	302,400
Brian Kohut	179,801	298,734	396,000
Bob McGonigal	41,285	74,988	302,400
(1)	These amounts represent amounts earned under the STIP.
(2)

The value earned during the year as non-equity incentive plan compensation for Mr. Bédard is $3,057,889 paid in US dollars; the figure shown in the table above is in Canadian dollars and is based on the average Bank of Canada daily exchange rate for 2018 (1.00 USD = 1.2957 CAD).

The following table sets out the realized value upon exercise of vested options by NEOs during the fiscal year ended December 31, 2018:

Name	Date of Exercise	Quantity Exercised	Grant Price	Sale Price	Stock Option Benefit – Realized Value
Alain Bédard	January 21, 2018	34,300	$14.28	$32.64	$629,904
	March 22, 2018	40,000	$14.28	$33.03	$750,154
	May 7, 2018	80,000	$14.28	$37.02	$1,819,363
	August 2, 2018	130,000	$14.28	$43.46	$3,793,613
	August 8, 2018	100,000	$6.32	$45.55	$3,923,264
	August 15, 2018	50,000	$6.32	$46.81	$2,024,581
	August 24, 2018	53,600	$16.46	$47.57	$1,667,496
Gregory W. Rumble	August 17, 2018	12,572	$24.64	$47.40	$286,139
	August 17, 2018	34,428	$24.93	$47.40	$773,597
	August 22, 2018	10,700	$24.64	$47.50	$244,602
	August 23, 2018	8,095	$35.02	$47.50	$101,009
	August 23, 2018	26,252	$24.64	$47.50	$600,121
Rick Hashie	August 21, 2018	8,217	$25.14	$47.17	$181,021
Robert McGonigal	January 2, 2018	5,700	$20.18	$32.74	$71,592
	August 9, 2018	4,679	$25.14	$46.00	$97,604

5.0	Pension Plan Benefits

5.1	Defined Benefit Plan

Chief Executive Officer of the Corporation

Alain Bédard participates in a non-contributory defined benefit pension plan. In addition, Mr. Bédard has entered into a supplementary executive retirement agreement (“SERP”) whereby he receives one year of pensionable service under his SERP for every year he serves as an officer of the Corporation, one of its subsidiaries or an associated company as of January 1, 2004. Service for the period between January 1, 1997 and January 1, 2004 has been recognized as credited past service under the SERP.

Retirement eligibility is a function of Mr. Bédard’s age and service. The Board may credit additional years of service towards retirement eligibility, pension benefit calculation or both, through a special arrangement. Mr. Bédard is eligible to receive SERP benefits as of age 55.

Pension benefits are calculated based on pensionable service and pensionable earnings. Pensionable earnings include salary. The annual average of Mr. Bédard’s best consecutive 36 months of pensionable earnings is used to calculate his pension.

Mr. Bédard will receive 3% of his average pensionable earnings for each year of pensionable service as his total pension benefit under the pension plan and SERP. The pension is payable for life. A surviving spouse will receive 60% of the pension that is payable to Mr. Bédard.

Based on current final average earnings and pensionable service, the estimated annual pension benefits payable to Mr. Bédard under the pension plan and SERP are as set forth in the following table:

Pension Plan Table

(at January 1, 2019)
Years of Pensionable Service	22

Pension Plan	$45,400
SERP	$822,500
Total	$867,900

For purposes of providing additional disclosure to shareholders, the following table shows a reconciliation of the accrued obligation in respect of pension arrangements applicable to Mr. Bédard, from December 31, 2017 to December 31, 2018, as well as his number of years of pensionable service as at December 31, 2018:

Name and principal position	Number of years of pensionable service	Annual pension benefits payable ($)		Accrued obligation at start of year	Compensatory change	Non compensatory change	Accrued obligation at year end
	(#)	At year end	At age 65(1)	($)	($)	($)	($)
Alain Bédard President and Chief Executive Officer	22	867,900	N/A	14,348,800	553,200	(703,000)	14,199,000

(1) Mr. Bédard reached the age of 65 prior to year-end.

Additional information with respect to the valuation method and assumptions used to calculate the accrued obligation at year end is presented in the notes to consolidated financial statements.

5.2	Defined Contribution Plan

In 2018, Brian Kohut participated in a Defined Contribution Plan to which the Corporation contributes. The Corporation will match Mr. Kohut’s contributions up to a level of 5% of his base salary. In 2018, Mr. Kohut received contributions of $13,250 to his Defined Contribution Plan. All contributions in a year are limited (in aggregate) to the tax-deductible defined contribution limit under the Income Tax Act (Canada) for that year. The investment of the contributions to the Plan is participant-directed with an array of investment options provided. Vesting of the Corporation’s contributions is immediate and, at retirement, the accumulated value of the account may either be transferred to a locked-in retirement vehicle or used to purchase a life annuity. The following table sets out the value accumulated under the Defined Contribution Plan applicable to Mr. Kohut from December 31, 2017 to December 31, 2018:

Name	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Brian Kohut	644,550	13,250	654,943

5.3	Deferred Profit Sharing Plan

In 2018, Rick Hashie, Robert McGonigal and Gregory W. Rumble each participated in an RRSP to which the Corporation contributes via a DPSP. Under the DPSP, the Corporation will match the NEO’s contributions up to a level of 5% of the NEO’s base salary. NEOs can also make supplementary individual contributions. The Corporation ensures that all contributions in a year are limited to the DPSP limit under the Income Tax Act (Canada) for that year. In 2018, Mr. Hashie, Mr. McGonigal and Mr. Rumble each received an annual contribution of $13,250 to their DPSPs.

6.0	Termination of Employment and Change of Control

As at December 31, 2018, except for the President and CEO, there is no contract, arrangement or any other understanding with respect to employment, termination of employment, a change of control or a change in responsibilities following a change of control, between the Corporation and any of the NEOs.

Alain Bédard, President and CEO

On March 2, 2015, the HRCC adopted an agreement between the Corporation and Alain Bédard, President and CEO of the Corporation, with respect to a change of control of the Corporation. Under the terms of this agreement, a change of control is defined as a (i) merger, reorganization, arrangement, as a result of or following which any person beneficially owns or exercises control or direction over voting securities carrying at least 35% of the votes attached to all voting securities of the Corporation then outstanding; (ii) any event as a result of or following which any person beneficially owns or exercises control or direction over voting securities carrying at least 20% of the votes attached to all voting securities of the Corporation then outstanding and a change in the composition of the Board such that, at any time within two years following the occurrence of any event described in clause (ii), individuals who are members of the Board immediately prior to such event cease to constitute a majority of the Board; or (iii) the sale in one transaction or a series of related transactions, to a person who is not affiliated with the Corporation within the meaning of the Canada Business Corporations Act, of assets, at a price, including the assumption by that person of any debt of the Corporation, which is greater than or equal to 50% of the market capitalization of the Corporation. For greater certainty, an internal reorganization does not constitute a change of control. The agreement is a “double trigger” agreement, which requires both a change of control and the involuntary termination of employment of the CEO as of or within two years of the date of any such change of control.

Within ten days of an involuntary termination of Mr. Bédard following a change of control, Mr. Bédard is entitled to: (i) an amount equal to two times his annual base salary immediately prior to the date of the change of control or the involuntary termination, whichever is greater, (ii) an amount equal to two times the annual bonus, which will be determined based on the greater of (a) the average three highest annual amounts of annual bonus compensation paid to Mr. Bédard during the last five calendar years prior to the calendar year in which the involuntary termination occurs, and (b) the amount of the base target bonus compensation most recently communicated in writing to Mr. Bédard as being payable, (iii) an amount equal to two times the annual cash value paid or reimbursed to Mr. Bédard as benefits, including but not limited to health benefits, sport club memberships, professional association fees, car allowance, annual executive medical examinations and any other particular benefit provided to Mr. Bédard, but excluding pension and supplementary pension benefits, as provided to Mr. Bédard immediately prior to the date of the change of control, and (iv) an amount equal to two times Mr. Bédard’s annual pension value immediately prior to the date of the change of control or the involuntary termination, whichever is greater. Furthermore, if (a) there is a change of control which does not trigger the change of control provision of the Corporation’s stock option plans, and (b) Mr. Bédard holds any options pursuant to the Corporation’s stock option plans that have not otherwise vested, the Corporation will waive the vesting requirements of any such options so as to permit the immediate vesting of all such options within a period of time to be determined by the Board, but which shall not be more than three months. If (a) there is a change of control which does not trigger the change of control provision of the Corporation’s Deferred Share Unit Plan or PCRSU Plan, and (b) to the extent Mr. Bédard holds any DSUs or PCRSUs granted under any of the Corporation’s long-term incentive plans that have not otherwise vested, the Board and Mr. Bédard undertake to waive the vesting requirements of such DSUs and PCRSUs so as to permit their immediate vesting as of the date of Mr. Bédard’s involuntary termination.

Mr. Bédard has agreed not to, either during his employment or for a period of 18 months following the termination of his employment, for any reason, directly or indirectly, induce or attempt to induce any of the employees of the Corporation or any of its subsidiaries to leave their employment. In addition, Mr. Bédard has agreed not to, either during his employment or for a period of 18 months following the termination of his employment, for any reason, directly or indirectly, without the consent of the Corporation, which consent shall not be unreasonably withheld, contact or solicit any clients of the Corporation or any of its subsidiaries for the purpose of selling to those customers any products or services which are the same as or substantially similar to, or in any way competitive with, the products or services sold by the Corporation or any of its subsidiaries at the time of the Mr. Bédard’s termination. Furthermore, Mr. Bédard has agreed not to, either during his employment or any time thereafter, directly or indirectly, use or disclose to any person any confidential information, unless however, the confidential information is available to the public or in the public domain at the time of disclosure or the disclosure of the confidential information is required by any law, regulation, governmental body or authority or by court order.

The following table sets out the estimated incremental payments that Mr. Bédard would have received upon termination of employment following a change of control on December 31, 2018:

Name	Event	Salary ($)	Annual incentive plan ($)	Benefits and pension value ($)	Long-Term Incentive Plans		Total ($)
					Stock Options ($)	PCRSUs ($)
Alain Bédard	Change of control	3,407,691(1)	7,924,214(2)	1,316,723	2,830,785	1,105,266	18,928,107

(1)

Mr. Bédard’s salary is paid in U.S. dollars as he is a resident of the United States. This figure is in Canadian dollars and is the equivalent of USD $2,630,000. It has been converted to Canadian dollars based on the Bank of Canada average exchange rate in 2018 (1.00 USD = 1.2957 CAD).

(2)

Mr. Bédard’s non-equity annual incentive plan compensation is paid in U.S. dollars as he is a resident of the United States. This figure is in Canadian dollars and is the equivalent of USD $6,115,901. It has been converted to Canadian dollars based on the Bank of Canada average exchange rate in 2018 (1.00 USD = 1.2957 CAD).

COMPENSATION OF DIRECTORS

The Corporation believes that an efficient Board of Directors plays an important role in creating shareholder value. The Corporation has placed emphasis on the compensation of directors, in order to attract and retain qualified candidates to serve on the Board of Directors and to align the interests of the directors with those of the Corporation’s shareholders. The following table sets out the various components of the compensation received by the members of the Board of Directors during the fiscal year ended December 31, 2018:

Type of Fee	Amount ($)(4)
Annual Retainers
● Board Members (including Lead Director)	100,000
● Additional Fees for Chairman of the Board of Directors(1)	—
● Additional fee for Lead Director	50,000
● Committee Chairs	12,000
● Committee Members (other than the Committee Chair)	5,000
Per-meeting fees
● Committee Chairs	1,500(2)(3)
● Board and Committee Members (other than the Committee Chair)	1,500(3)

(1)	The Chairman of the Board of Directors does not receive any additional fees for his role as Chairman.
(2)	The Committee Chairs received the same per-meeting fee as other directors and committee members, respectively. The Chairman of the Board of directors does not receive any per-meeting fee.
(3)	This amount applies for meetings attended in person. The per-meeting fee is $850 if the director or committee member participates by telephone.
(4)	Since April 2017, the amounts payable to directors who are U.S. residents are paid in U.S. dollars.

Since 2015, Alain Bédard has not been compensated and does not receive any annual retainer or per-meeting fee for serving as Chairman of the Board of Directors or as a director.

Deferred Share Unit Plan

Effective January 1, 2009, the Corporation adopted the Deferred Share Unit Plan (the “DSU Plan”) to align the interests of directors with those of the Corporation’s shareholders and help directors comply with the minimum shareholding policy applicable to them, as described below under “Ownership Requirements for Directors”. Under the DSU Plan, directors may elect to receive in the form of DSUs either 50% or 100% of their annual retainer and other fees payable in respect of serving as director. Until the minimum shareholding policy requirement for a director is met, a 100% election is mandatory.

Under the DSU Plan, directors are granted, as of the last day of each of the Corporation’s fiscal quarters, a number of DSUs determined on the basis of the amount of deferred remuneration payable to directors in respect of such quarter divided by the “Fair Market Value” of a DSU, which is the average of the closing prices of the common shares of the Corporation on the TSX for the five trading days immediately preceding the last day of such quarter. Directors to whose accounts DSUs are credited receive additional DSUs whenever cash dividends are paid on the Corporation’s common shares. DSUs granted under the DSU Plan are redeemable, and the value thereof payable, only after the holder of DSUs ceases to serve as a director of the Corporation. Subject to Board of Directors’ approval, a director may elect to receive the redemption price of his or her credited DSUs in cash or in the form of common shares of the Corporation purchased on the open market.

The table below sets out in detail the total compensation earned by the directors during the fiscal year ended December 31, 2018.

Name	Retainer earned(3) ($)	Meeting fees earned ($)	Other ($)	Total Compensation earned ($)	Percentage elected as DSUs (%)	Number of DSUs earned

Leslie Abi-Karam	66,375(4)	6,020(4)	—	72,395(4)	100	1,812

Scott Arves(1)	68,728(4)	4,996(4)	30,922(5)	104,646(4)	100	2,167

Alain Bédard(2)	—	—	—	—	—	—

André Bérard	162,500	19,050	—	181,550	100	6,865

Lucien Bouchard	105,000	12,200	—	117,200	100	4,380

Diane Giard	25,000	3,000	—	28,000	100	805

Richard Guay	120,500	13,700	—	134,200	50	2,735

Debra Kelly-Ennis	138,422(4)	19,895(4)	—	158,317(4)	100	4,227

Neil D. Manning	112,000	12,200	—	124,200	100	3,767

Arun Nayar	107,585(4)	14,036(4)	—	121,621(4)	100	3,034

Joey Saputo	105,000	9,850	—	114,850	100	3,967

Total	1,011,110	114,947	30,922	1,156,979	—	33,759
(1)	Scott Arves retired from the Board of Directors on June 14, 2018.
(2)

Since 2015, Alain Bédard, President and CEO of the Corporation, has not received any compensation, including any annual retainer or per-meeting fee, for serving as a director or as Chairman of the Board of Directors.

(3)	Includes all annual retainers for serving on the Board and its committees.
(4)

The fees paid to directors who were U.S. residents are paid in U.S. dollars. The figures shown in the table above are in Canadian dollars and are based on the 5-day average exchange rate preceding the payment date as established by the Bank of Canada daily exchange rate and for each quarter, namely:

Q1 exchange rate: $1.2884

Q2 exchange rate: $1.3298

Q3 exchange rate: $1.2964

Q4 exchange rate: $1.3586

(5)

In 2018, Scott Arves received consulting fees for services rendered to the Corporation. The fees paid to him shown in the table above are in Canadian dollars and are based on the average Bank of Canada daily exchange rate during the first quarter of 2018 (1.00 USD = 1.2884 CAD).

Ownership Requirements for Directors

The Corporation has adopted a minimum shareholding policy, requiring directors to hold a minimum value in common shares of the Corporation or DSUs, or a combination thereof. Through this policy, the directors are motivated to help the Corporation reach its annual-return objectives and improve long-term value for shareholders.

Under the policy, as amended, each director is required to hold shares with a minimum value equal to five times the amount of the director’s annual Board retainer fees and is required to comply within four years from the date of becoming a member of the Board. With each increase in the amount of the annual Board retainer, directors are required to attain the applicable increased minimum share ownership value level within two years from the date of such increase.

Until a director has attained the minimum share ownership value, 100% of director’s fees must be paid in the form of DSUs. Once the necessary level has been attained, a director may elect to receive only 50% of director’s fees in the form of DSUs.

Directors must keep at least 50% of their shares for a period of six months following the termination of service as a director.

The following table sets out the current share ownership value requirement and share ownership value as at December 31, 2018 for directors:

Name	Share ownership requirement(8) ($)	Deadline for compliance	Value as of December 31, 2018(1) ($)	Compliance as of December 31, 2018
Leslie Abi-Karam	647,850(7)	July 26, 2022	$63,963	In progress(2)
Alain Bédard	647,850(7)	December 5, 2014	$153,532,973(3)	Yes
André Bérard	500,000	December 5, 2014	$5,366,553	Yes
Lucien Bouchard	500,000	December 5, 2014	$2,173,668	Yes
Diane Giard	500,000	October 22, 2022	$28,417	In progress(4)
Richard Guay	500,000	December 5, 2014	$1,907,577	Yes
Debra Kelly-Ennis	647,850(7)	May 29, 2021	$234,498	In progress(5)
Neil D. Manning	500,000	April 25, 2017	$1,464,032	Yes
Arun Nayar	647,850(7)	April 25, 2022	$107,100	In progress(6)
Joey Saputo	500,000	December 5, 2014	$8,933,159	Yes

(1)	Value calculated based on the closing price of the Corporation’s common shares on the TSX on December 31, 2018 ($35.30) and including value of DSUs held.
(2)	Leslie Abi-Karam was appointed as a director on July 26, 2018 and consequently has until July 26, 2022 to comply with the minimum share ownership requirement.
(3)	Value of the stock options held by Mr. Bédard is not included for the purpose of determining share ownership value.
(4)	Diane Giard was appointed as a director on October 22, 2018 and consequently has until October 22, 2022 to comply with the minimum share ownership requirement.
(5)	Debra Kelly-Ennis was appointed as a director on May 29, 2017 and consequently has until May 29, 2021 to comply with the minimum share ownership requirement.
(6)	Arun Nayar was first elected as a director on April 25, 2018 and consequently has until April 25, 2022 to comply with the minimum share ownership requirement.
(7)

Since the directors’ fees paid to directors who are U.S. residents are paid in U.S. dollars, the minimum share ownership requirement (5x annual retainer) shown in the table above is in Canadian dollars and was calculated based on the average Bank of Canada daily exchange rate for 2018 (1.00 USD = 1.2957 CAD).

(8)	Value equal to five times the amount of the director’s annual Board retainer fees.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at March 14, 2019, none of the directors, executive officers, employees or former directors, executive officers or employees of the Corporation or any of its subsidiaries was indebted to the Corporation or a subsidiary of the Corporation in connection with a purchase of securities or for any other matter nor was any such person indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or a subsidiary of the Corporation.

During the fiscal year ended December 31, 2018, none of the directors or executive officers of the Corporation, proposed nominees for election as a director, or any associate of the foregoing was indebted to the Corporation or any subsidiary of the Corporation nor was any such person indebted to any other entity where such indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or a subsidiary of the Corporation.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No executive officer, director of the Corporation or any subsidiary of the Corporation, person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of the Corporation carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation, person proposed for election as a director, or any associate or affiliate of the foregoing had a material interest in any material transaction effected by the Corporation since the commencement of the Corporation’s most recently-completed financial year or in any proposed material transaction.

AUDIT COMMITTEE INFORMATION

Reference is made to the section entitled “Audit Committee” of the Corporation’s 2018 Annual Information Form for required disclosure relating to the Audit Committee of the Board of Directors. The 2018 Annual Information Form will be available under the Corporation’s profile on SEDAR at www.sedar.com on or about March 30, 2019 and may also be obtained by contacting the Secretary of the Corporation at 8801 Trans-Canada Highway, Suite 500, Saint-Laurent, Québec H4S 1Z6, telephone (514) 331-4000.

APPOINTMENT OF AUDITOR

KPMG LLP, Chartered Professional Accountants, have been the auditor of the Corporation or its predecessors since 2003. Except where authorization to vote with respect to the appointment of the auditor is withheld, the persons named in the accompanying form of proxy intend to vote at the Meeting for the appointment of KPMG LLP, Chartered Professional Accountants, as the auditor of the Corporation until the next annual meeting of shareholders and at such remuneration as may be set by the directors.

RATIFICATION, CONFIRMATION AND APPROVAL OF 2019 STOCK OPTION PLAN

The terms and conditions of the 2019 Plan are set out above under “Executive Compensation – Compensation Discussion and Analysis – Determining Compensation – Long-Term Incentive Plans”. Under the policies of the TSX, a security-based compensation arrangement such as the 2019 Plan must, when initially put in place, receive shareholder approval at a duly-called meeting of shareholders. Accordingly, at the Meeting, shareholders will be asked to adopt a resolution in the form annexed hereto as Schedule A (the “2019 Plan Resolution”), ratifying, confirming and approving the 2019 Plan. In order to be adopted, the 2019 Plan Resolution must be approved by a majority of the votes cast by the holders of the common shares of the Corporation, either present in person or represented by proxy at the Meeting. Should shareholders fail to ratify, confirm and approve the 2019 Plan, it will be cancelled. Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the 2019 Plan Resolution.

The complete text of the 2019 Plan is available to shareholders on request from the Secretary of the Corporation. Shareholders wishing to receive a copy of the 2019 Plan should contact the Secretary of the Corporation at 8801 Trans-Canada Hwy, Suite 500, Saint-Laurent, Québec H4S 1Z6, telephone (514) 331-4000.

CONFIRMATION OF AMENDMENT TO BY-LAWS

Mandatory Retirement Age of Directors

Section 7 of By-Law No. 1 of the Corporation previously provided that no person could be elected a director of the Corporation if he or she had attained the age of 80 prior to the date of the meeting at which an election of directors was to take place, subject to the right of the Board to waive the foregoing retirement age in one-year increments as regards a candidate for election as director if the Board determined it was in the interests of the Corporation to do so.

At a meeting held on December 17, 2018, the Board of Directors adopted a resolution to amend By-Law No. 1 in order to delete Section 7, effectively removing a mandatory retirement age for directors. The Board of Directors is of the view that an arbitrary age limit may restrict experienced and valuable Board members from serving the Corporation. Rather than imposing an age limit, the Corporate Governance and Nominating Committee will continue to monitor the overall composition of the Board of Directors, having regard to, among other things, the Board’s diversity of skill sets and an alignment of the Board’s areas of expertise with the Corporation’s strategy.

At the Meeting, shareholders will be asked to approve a resolution in the form annexed hereto as Schedule B (the “By-Law Resolution”) confirming the amendment to By-Law No. 1. In order to be adopted, the By-Law Resolution must be approved by a majority of the votes cast by the holders of the common shares of the Corporation, either present in person or represented by proxy at the Meeting. Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the By-Law Resolution.

SHAREHOLDER PROPOSALS

The Canada Business Corporations Act (the “CBCA”) provides that a registered holder or beneficial owner of shares that is entitled to vote at an annual meeting of the Corporation may submit to the Corporation notice of any matter that the person proposes to raise at the meeting (referred to as a “Proposal”) and discuss at the meeting any matter in respect of which the person would have been entitled to submit a Proposal. The CBCA further provides that the Corporation must set out the Proposal in its management proxy circular along with, if so requested by the person who makes the Proposal, a statement in support of the Proposal by such person. However, the Corporation will not be required to set out the Proposal in its management proxy circular or include a supporting statement if, among other things, the Proposal is not submitted to the Corporation at least 90 days before the anniversary date of the notice of meeting that was sent to the shareholders in connection with the previous annual meeting of shareholders of the Corporation. As the notice in connection with the Meeting is dated March 14, 2019, the deadline for submitting a proposal to the Corporation in connection with the next annual meeting of shareholders is December 14, 2019.

The foregoing is a summary only. Shareholders should carefully review the provisions of the CBCA relating to Proposals and consult with a legal advisor.

CORPORATE GOVERNANCE

National Policy 58-201 Corporate Governance Guidelines and National Instrument 58-101 Disclosure of Corporate Governance Practices set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members. Each reporting issuer such as the Corporation must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The following is the Corporation’s required annual disclosure of its corporate governance practices.

At present, ten individuals serve as directors of the Corporation. If the persons named under “Board of Directors Renewal and Director Selection – Nominees for Election as Director” above are elected, there will be ten individuals serving as directors of the Corporation.

1.	Board of Directors

The Board considers that Leslie Abi-Karam, André Bérard, Lucien Bouchard, Diane Giard, Richard Guay, Debra Kelly-Ennis, Neil D. Manning, Arun Nayar and Joey Saputo are independent within the meaning of National Instrument 52-110 Audit Committees.

The Board of Directors considers that Alain Bédard is not independent within the meaning of National Instrument 52-110 Audit Committees in that he is the President and CEO of the Corporation.

As at December 31, 2018, nine of the ten members of the Board of Directors are independent within the meaning of National Instrument 52-110 Audit Committees. Accordingly, a majority of the directors on the Board of Directors is independent.

The following directors are currently directors of other issuers that are reporting issuers (or the equivalent) in a jurisdiction of Canada or a foreign jurisdiction:

Name of Director	Issuer

André Bérard	BMTC Group Inc.

Lucien Bouchard	BMTC Group Inc.

Diane Giard	Bombardier Inc.

Debra Kelly-Ennis	Carnival Corporation & plc Altria Group, Inc.

Arun Nayar	Bemis Company Rite Aid Inc.

The independent members of the Board of Directors meet at least on a quarterly basis without non-independent members of the Board of Directors or members of management present. In 2018, the independent members of the Board of Directors held an in camera meeting following each of the five Board meetings held, at which non-independent members of the Board of Directors and members of management were not present.

As Alain Bédard, the Chairman of the Board of Directors, is not an independent director, the Board of Directors has appointed André Bérard as “lead director” of the Board. The Board of Directors considers that André Bérard is independent within the meaning of National Instrument 52-110 Audit Committees.

As lead director of the Board of Directors, Mr. Bérard provides leadership in ensuring the effectiveness of the Board of Directors and is responsible for: (i) ensuring committees of the Board of Directors function appropriately; (ii) chairing meetings of the independent members of the Board of Directors; (iii) chairing meetings of the Board of Directors when Alain Bédard, the Chairman of the Board of Directors, is absent; and (iv) ensuring that the Board of Directors functions independently of management.

In 2018, there were five Board meetings, two HRCC meetings, four CGNC meetings and five Audit Committee meetings. Attendance of members of the Board at the meetings is set out in the table on page 16 of this Circular.

2.	Board Mandate

The Charter of the Board of Directors is incorporated by reference in this Circular and is available under the Corporation’s profile on SEDAR at www.sedar.com and on the Corporation’s website at www.tfiintl.com.

The Board of Directors has adopted a policy regarding majority voting for the election of directors. The policy is described on page 15 of this Circular.

3.	Position Description

The Board of Directors has developed a written position description for the Chairman of the Board of Directors.

The primary role and responsibility of the chair of each committee of the Board of Directors is to: (i) in general, ensure that the committee fulfills its mandate, as determined by the Board of Directors; (ii) chair meetings of the committee; (iii) report thereon to the Board of Directors; and (iv) act as liaison between the committee and the Board of Directors and, if necessary, management of the Corporation.

The Board of Directors has developed a written position description for the Lead Director. This position is described in section 1 above.

The Board of Directors has developed a written position description for the President and CEO. The primary role and responsibility of the President and CEO is to (i) direct, supervise, coordinate and assume overall management responsibility for all areas of the Corporation’s businesses, and have full profit and loss responsibility for the Corporation; (ii) be responsible for developing the strategic direction for the business, evaluating alternative market strategies, identifying competitive issues, capitalizing on the core strengths of the enterprise, and developing and implementing operating plans to achieve the organization’s objectives; (iii) represent the Corporation, as appropriate, in its relationships with major customers, suppliers, the banking and financial community, and the public to promote a positive image in the industry and to promote business growth and success; (iv) motivate, measure, coach and mentor the management staff and employee base to ensure optimum operating performance; and (v) work closely with the Board to keep it informed and enable it to render effective counsel to ensure long-term success.

4.	Orientation and Continuing Education

The Corporation provides new members of the Board of Directors with an appropriate orientation and company package and has adopted a New Director Training and Development Program.

Occasionally, Board meetings are held at operating sites of the Corporation’s various divisions and the directors are offered guided tours of operational sites.

Members of executive management regularly meet with the directors at Board meetings to familiarize the Board of Directors with the Corporation’s business issues and opportunities. They offer high-level presentations to the directors about their respective businesses. In addition, the Board is also offered presentations by third parties such as financial institutions. The following presentations were offered to the Board in 2018:

●	February 2018 - Presentation given by the Vice President, Insurance and Compliance of the Corporation on the Insurance and Claim challenges in the industry, at which all Board members were present.

●	December 2018 - Presentation given by the Vice President, Information Technologies of the Corporation on Cyber Security, at which all Board members were present.

Board members are encouraged to attend conferences, seminars and training on relevant topics with a view to individual development and education as well as improvement of Board effectiveness. The Board members have access to a list of conferences, seminars and training on different relevant topics which they are invited to attend on a voluntary basis.

On an annual basis, the Board of Directors is surveyed to determine the knowledge of its members on various matters. The topics of education will be influenced by the results of such surveys, in order to address any lack of knowledge or gaps in the collective education of the directors.

5.	Ethical Business Conduct

The Board of Directors has adopted a Code of Ethics for the Corporation, a copy of which is sent to all employees of the Corporation and its subsidiaries. The Code of Ethics is available under the Corporation’s profile on SEDAR at www.sedar.com and on the Corporation’s website at www.tfiintl.com.

The CGNC ensures that a copy of the Code of Ethics is sent to all new employees. On an annual basis, the CGNC reviews the Code of Ethics and questions management as to how the Code of Ethics has been applied. In particular, the CGNC determines whether there have been derogations from the Code of Ethics and, if so, the circumstances and details thereof.

There are no material change reports filed since the beginning of the Corporation’s most recently-completed financial year that pertain to any conduct of a director or executive officer that constitutes a departure from the Code of Ethics.

Since the beginning of the Corporation’s most recently-completed financial year, it has not entered into any transactions or agreements in respect of which a member of the Board of Directors or an executive officer of the Corporation had a material interest. If such a transaction or agreement arises, the member of the Board of Directors who has a material interest therein will not participate in meetings of the Board of Directors at which the transaction or agreement is considered.

In addition to the measures set out above, the Board of Directors has adopted the following policies:

Rules of Conduct of Insiders Respecting Trading of Securities of the Corporation. The Rules of Conduct apply to the members of the Board of Directors and to senior executives of the Corporation and its major subsidiaries. Approximately 150 people are subject to the Rules of Conduct. The Rules of Conduct provide for “blackout” periods during which trading in the securities of the Corporation is not permitted, and require that prior approval for trading in securities of the Corporation be obtained from either the President and CEO or the Secretary of the Corporation.

Disclosure Policy. This policy is applicable to the Board of Directors and to all executive officers and employees of the Corporation and its subsidiaries, and is intended to ensure compliance by the Corporation with legal disclosure requirements and good corporate governance.

Privacy Policy. This policy is intended to protect the privacy of all information related to employees, directors, officers, agents, independent contractors, consultants, advisors, suppliers and customers of the Corporation and its subsidiaries.

Clawback Policy and Anti-Hedging Policy. These policies were adopted by the CGNC on January 1, 2015. The Clawback Policy is designed to set the guidelines for recovery of performance-based compensation of senior executives of the Corporation in certain circumstances when the financial statements of the Corporation are restated. The Anti-Hedging Policy was adopted to prohibit directors and other senior executives of the Corporation and its divisions from using derivatives or other financial instruments to retain legal ownership of their shares in the Corporation while reducing their exposure to changes in the Corporation’s share price.

Social Media Policy. Adopted in 2016, this policy is intended to control use of social media which is increasingly prevalent in daily communications and has a rapid, far-reaching effect. The Policy serves as a guide to employees and to those doing business with the Corporation, to ensure all fully understand the implications of using this interactive technology platform. Those who work for or represent the Corporation are expected to adhere to this policy.

Child Labour and Forced Labour Policy. This Policy is based on the Corporation’s commitment to find practical, meaningful and appropriate responses to support the prevention and effective elimination of child labour and forced labour practices, in accordance with the principles set forth by the International Labour Organization (ILO) and by the Canada Labor Code and similar legislation in force in each of the provinces of Canada.

6.	Nomination of Directors

The CGNC is responsible for recommending candidates for election, filling vacancies on the Board of Directors and assessing the performance of the Board of Directors. The Board of Directors also uses the services of recruitment firms in order to identify potential new members of the Board of Directors.

The responsibilities, powers and operations of the CGNC are set out in its charter, which is incorporated by reference in this Circular and available under the Corporation’s profile on SEDAR at www.sedar.com and on the Corporation’s website at www.tfiintl.com. The CGNC is composed exclusively of independent directors.

7.	Compensation

The CGNC is mandated to review and recommend to the Board of Directors for approval the compensation of the directors of the Corporation. The review is done on an annual basis in light of market conditions and, if appropriate, adjustments are made to the level of compensation of the directors at the beginning of each year.

The role of the HRCC is to monitor and assess the performance of the NEOs and determine their compensation levels on an annual basis. Further information is provided under the section “Executive Compensation – Compensation Discussion and Analysis” above.

The Board of Directors adopted a shareholding policy for directors under which the directors were originally required to own a minimum number of common shares of the Corporation equivalent in value to twice their annual retainer as Board members. This policy was amended a first time to increase the minimum shareholding to three times the annual retainer of the Board members and a second time to increase such minimum to five times the annual retainer of the Board members. The directors have a period of four years from the date of their appointment to comply with the minimum shareholding requirement, and a period of two years from the date of any increase in their annual retainer fees or from the date of any other increase in the minimum shareholding value to comply with any such increase to the minimum shareholding requirement.

The Board of Directors adopted a shareholding policy for NEOs under which the NEOs are required to own a minimum number of common shares of the Corporation equivalent in value to: (i) five times annual salary for the CEO; (ii) two times annual salary for Executive Vice-Presidents; and (iii) 0.5 times annual salary for other designed executives. Designated Executives have a period of two years from the date the minimum requirement is increased to comply with the additional new minimum requirement. Until a Designated Executive’s minimum share ownership requirement is met, he or she must retain 100% of Gain Shares resulting from the exercise of stock options. “Gain Shares” means the net number of shares remaining subsequent to the sale of shares used for payment of the stock option being exercised and for any tax withholding obligations. A Designated Executive who is subsequently promoted to a higher level will have five years from the date of promotion to acquire any additional shares to comply with the required level of share ownership. Once achieved, ownership of the shares must be maintained as long as the executive remains a Designated Executive.

The responsibilities, powers and operations of the HRCC are set out in its charter, which is incorporated by reference in this Circular and available under the Corporation’s profile on SEDAR at www.sedar.com and on the Corporation’s website at www.tfiintl.com. The HRCC is composed exclusively of independent directors.

The Corporation has used WTW to provide advice on various executive compensation matters.

Further information is provided under the section entitled “Executive Compensation – Compensation Discussion and Analysis” above.

8.	Other Board Committees

There are no committees of the Board other than the: Audit Committee, HRCC and CGNC.

9.	Assessments

Each member of the Board of Directors completes a questionnaire on an annual basis assessing the effectiveness of the Board of Directors. The completed questionnaires are analyzed by the Secretary of the Corporation, who reports to the Chairman of the CGNC. In particular, if two or more members of the Board of Directors express the same concern, it is reported to the Chair of the CGNC and addressed at the next meeting of the CGNC. If necessary, the concern is also addressed at the next meeting of the Board of Directors.

10.	Director Term Limits and Other Mechanisms of Board Renewal

Previously, under By-law No. 1 of the Corporation, no person could be elected a director of the Corporation if he or she had attained the age of 80 prior to the date of the meeting at which an election of directors was to take place, subject to the right of the Board to waive the foregoing retirement age in one-year increments as regards a candidate for election as director if the Board determined it was in the interests of the Corporation to do so. On December 17, 2018, the Board of Directors adopted a resolution to amend By-Law No. 1 in order to delete the foregoing provision, effectively removing a mandatory retirement age for directors. At the Meeting, shareholders will be asked to approve the By-Law Resolution in the form annexed hereto as Schedule B, confirming the foregoing amendment to By-Law No. 1.

The Corporation has considered but has not adopted other term limits for directors or other formal mechanisms of Board renewal. This topic is assessed and discussed yearly by the CGNC when evaluating the Corporation’s corporate governance practices compared to best practices.

11.	Policies Regarding the Representation of Women on the Board

The Corporation considers diversity, including gender, as an important component of the selection process for new Board members. The Board considers the presence of men and women on the Board as an added value. In 2018 the CGNC had given itself the mandate to find at least a second woman to sit on the Board, to meet a target of at least two women to sit on the Board in the next two years. The CGNC surpassed its objective by recruiting two additional women in 2018, so that three women now sit on the Board.

The Board adopted a Board Diversity Policy which is described on pages 17-18 of this Circular.

12.	Consideration of the Representation of Women in the Director Identification and Selection Process

Representation of women on the Board is one of the factors taken into consideration by the CGNC in the selection process for new Board members. This consideration is assessed yearly by the CGNC when evaluating the Corporation’s corporate governance practices compared to best practices. The CGNC has emphasized recruiting women in recent years in the mandates it has given to search firms and by identifying candidates who are women in its selection process. In 2018, women represented 30% of the Board composition.

The Board adopted a Board Diversity Policy which is described on pages 17-18 of this Circular.

13.	Consideration Given to the Representation of Women in Executive Officer Appointments

The Corporation gives consideration to gender diversity in its executive-officer appointment process. The Corporation considers the presence of men and women on its executive team as an added value. At present, 17.6% of the Corporation’s executive officers, as defined in National Instrument 58-101 Disclosure of Corporate Governance Practices, are women.

14.	Issuer’s Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

The Corporation has not adopted a “target” regarding women on the Board of Directors or in executive officer positions. The term “target” is defined in National Instrument 58-101 Disclosure of Corporate Governance Practices as, in effect, a number or percentage, or a range of numbers or percentages, adopted by the Corporation of women on the Board of Directors or in executive officer positions of the Corporation by a specific date. Although the Corporation has not adopted a target for the number of women on the Board of Directors or in executive officer positions, it has always supported and continues to pursue its efforts to promote female representation, as evidenced by the percentages set out in sections 12 and 13 above. In its work related to the composition of the Board of Directors, representation of women on the Board is one of the factors taken into consideration by the CGNC.

15.	Number of Women on the Board and in Executive Officer Positions

In 2018, of the ten members of the Board of Directors of the Corporation, three (30%) were women.

Of the 17 executive officers of the Corporation, as defined in National Instrument 58-101 Disclosure of Corporate Governance Practices, three (17.6%) are women.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of (i) any person who has been a director or executive officer of the Corporation at any time since the beginning of the Corporation’s last financial year, (ii) any nominee for election as director of the Corporation, or (iii) any associate or affiliate of the persons listed in (i) and (ii), in any matter to be acted upon at the Meeting, other than the election of directors.

OTHER MATTERS

Management of the Corporation knows of no other matter to come before the Meeting other than those referred to in the Notice of Annual and Special Meeting of Shareholders. However, if any other matters which are not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

The Corporation’s financial information is included in its consolidated financial statements, the notes thereto and Management’s Discussion and Analysis for the financial year ended December 31, 2018. Copies of the foregoing documents and additional information relating to the Corporation can be found under the Corporation’s profile on SEDAR at www.sedar.com and may also be obtained upon request to the Secretary of the Corporation at its head office, 8801 Trans-Canada Highway, Suite 500, Saint-Laurent, Québec H4S 1Z6, telephone (514) 331-4000.

AUTHORIZATION

The contents and the mailing of this Circular have been approved by the Board of Directors of the Corporation.

(signed) Alain Bédard

Alain Bédard, FCPA, FCA

President and Chief Executive Officer

TFI International Inc.

Signed in Etobicoke, Ontario

March 14, 2019

SCHEDULE A

SHAREHOLDERS’ RESOLUTION

WHEREAS on February 27, 2019, the Board of Directors of the Corporation adopted the 2019 Stock Option Plan; and

WHEREAS pursuant to the policies of the Toronto Stock Exchange, it is necessary to obtain the approval of the shareholders of the Corporation with respect to the 2019 Stock Option Plan.

BE AND IT IS HEREBY RESOLVED:

THAT the 2019 Stock Option Plan, as adopted by the Board of Directors of the Corporation on February 27, 2019 and as described in the management proxy circular of the Corporation dated March 14, 2019, be and it is hereby ratified and confirmed;

THAT the maximum number of common shares that can be issued upon the exercise of options granted under the 2019 Stock Option Plan is five million (5,000,000); and

THAT the directors and proper officers of the Corporation be and they are hereby authorized, on behalf of the Corporation, to execute and sign any documents and perform all acts necessary or useful, in their discretion, in order to give effect to this resolution.

SCHEDULE B

SHAREHOLDERS’ RESOLUTION

CONFIRMATION OF AMENDMENT TO BY-LAWS – MANDATORY RETIREMENT AGE OF DIRECTORS

WHEREAS Section 7 of By-Law No. 1 of the Corporation previously provided, in effect, that no person could be elected as a director of the Corporation if he or she had attained the age of 80 prior to the date of the meeting at which an election of directors was to take place, subject to the right of the Board of Directors to waive the foregoing retirement age in one-year increments as regards a candidate for election as director if the Board determined it was in the interests of the Corporation to do so;

WHEREAS on December 17, 2018, the Board of Directors adopted a resolution to delete Section 7 in its entirety, thereby eliminating in effect the mandatory retirement age for directors; and

WHEREAS pursuant to the Canada Business Corporations Act, the foregoing amendment is effective from the date of the resolution of the Board of Directors until it is confirmed, confirmed as amended or rejected by the shareholders of the Corporation;

BE AND IT IS HEREBY RESOLVED:

THAT the foregoing amendment to Section 7 of By-Law No. 1 be and it is hereby confirmed; and

THAT the directors and proper officers of the Corporation be and they are hereby authorized, on behalf of the Corporation, to execute and sign any documents and perform all acts necessary or useful, in their discretion, in order to give effect to this resolution.